                    CONVERTIBLE DEBENTURE PURCHASE AGREEMENT


                                      among


                         BIOMETRIC IDENTIFICATION, INC.,
                            a California corporation,



                             ARETE ASSOCIATES, INC.,
                            a California corporation



                                       AND



                             SONOMA RESOURCE CORP.,
                    a corporation organized under the laws of
                            British Columbia, Canada



                   $5,000,000 Convertible Debentures Due 2003



                                  June 11, 1998

                                TABLE OF CONTENTS
                                -----------------

                                                                            PAGE
                                                                            ----
1    Definitions

2    Sale of Purchase and of Debentures
     2.1   Authorization and Issuance of Debentures
     2.2   Purchase and Sale of Debentures
     2.3   Closing
     2.4   Transfer Restrictions

3    Payment of Debentures
     3.1   Payment Terms
     3.2   Allocation of Payments
     3.3   Taxes

4A.  Representations and Warranties of Obligor
     4A.1  Corporate Existence and Power
     4A.2  Corporate Authority
     4A.3  Binding Effect
     4A.4  Capital Stock
     4A.5  No Conflict
     4A.6  Consents
     4A.7  Assets and Properties
     4A.8  Taxes
     4A.9  Broker's or Finder's Commissions
     4A.10 Labor Matters
     4A.11 Environmental Matters
     4A.12 Compliance with Applicable Law; Permits, Licenses and Authorizations 4A.13 Employee Matters; Compliance with ERISA
     4A.14 Material Contracts
     4A.15 Insurance
     4A.16 Intellectual Property
     4A.17 Customers and Suppliers
     4A.18 Certain Transactions
     4A.19 Business Operations and Other Information; Financial Condition
     4A.20 Disclosure
     4A.21 Offering of Securities
     4A.22 Financial Projections
     4A.23 Manpower and Tax Sharing Agreement
     4A.24 Sole Business
     4A.25 Transaction Documents
     4A.26 No Litigation

4B.  Representations and Warranties of Arete
     4B.1  Corporate Existence and Power
     4B.2  Corporate Authority
     4B.3  Binding Effect
     4B.4  No Conflict
     4B.5  Consents
     4B.6  Assets and Properties
     4B.7  Taxes
     4B.8  Labor Matters
     4B.9  Environmental Matters
     4B.10 Compliance with Applicable Law; Permits, Licenses and Authorizations

     4B.11 Employee Matters; Compliance with ERISA
     4B.12 Intellectual Property
     4B.13 Customers and Suppliers
     4B.14 Business Operations and Other Information; Financial Condition 4B.15 Disclosure
     4B.16 Offering of Securities
     4B.17 Manpower and Tax Sharing Agreement
     4B.18 Sole Business
     4B.19 Transaction Documents
     4B.20 No Litigation

5    Representations and Warranties of Purchaser
     5.1   Investment Intent
     5.2   Corporate Existence and Power
     5.3   Corporate Authority
     5.4   Binding Effect
     5.5   Financing
     5.6   No Conflict
     5.7   Consents
     5.8   No Litigation
     5.9   Transaction Documents
     5.10  Broker's or Finder's Commissions
     5.11  Access

6A   Conditions to Purchaser's Obligation to Close
     6A.1  Proceedings Satisfactory
     6A.2  Opinions of Counsel for Obligor and Arete
     6A.3  Representations and Warranties True
     6A.4  Absence of Material Adverse Change, Etc.
     6A.5  Consents and Approvals
     6A.6  Absence of Litigation, Orders, Etc.
     6A.7  Recapitalization
     6A.8  License
     6A.9  Manpower and Tax Sharing Agreement
     6A.10 Agreements of Certain Persons
     6A.11 Export Permits

6B.  Conditions of Obligor's Obligation to Close
     6B.1  Representations and Warranties True
     6B.2  Absence of Litigation, Orders, Etc.

7    Affirmative Covenants
     7.1   Use of Proceeds
     7.2   Payment of Obligations
     7.3   Payment of Taxes and Claims
     7.4   Maintenance of Properties and Books
     7.5   Inspection of Properties and Books
     7.6   Initial Public Offering; Additional Financing
     7.7   Registration Rights
     7.8   Events of Default
     7.9   Non-Competition
     7.10  Further Assurances

8    Negative and Maintenance Covenants
     8.1   Restrictions on Liens
     8.2   Limitation on Sale and Leasebacks
     8.3   Mergers, Consolidations and Sales of Assets; Acquisitions;
           Subsidiaries

     8.4   Conduct of Business
     8.5   Transactions with Affiliates
     8.6   Amendments of Charter, By-Laws and Certain Documents

9    Financial Statements and Information

10   Events of Default
     10.1  Events of Default; Remedies
     10.2  Suits for Enforcement; Remedies
     10.3  Remedies Cumulative
     10.4  Remedies Not Waived

11   Conversion of Debentures
     11.1  Conversion of Debentures
     11.2  Conversion Price
     11.3  Exercise of Conversion Privilege
     11.4  No Dilution or Impairment
     11.5  Issuance of Additional Shares
     11.6  Fractional Shares
     11.7  Notices of Certain Events

12   Deliveries

13   Termination

14   Registration, Exchange, and Transfer of Debentures

15   Lost, Stolen, Damaged and Destroyed Debentures

16   Board Constitution; Representation and Action

17   Prior Advance

18   Miscellaneous
     18.1  Amendment and Waiver
     18.2  Expenses
     18.3  Survival of Representations and Warranties
     18.4  Successors and Assigns
     18.5  Administrative Agent
     18.6  Notices
     18.7  Certain Acknowledgments
     18.8  Public Announcements
     18.9  No Fiduciary Relationship
     18.10 Integration and Severability
     18.11 Counterparts
     18.12 Governing Law

                          INDEX OF SCHEDULE REFERENCES


Schedule 1.72
Schedule 2.2
Schedule 4A.4
Schedule 4A.4(b)
Schedule 4A.7
Schedule 4A.13
Schedule 4A.14
Schedule 4A.16(a)
Schedule 4A.16(b)
Schedule 4A.16(e)
Schedule 4A.16(f)
Schedule 4A.16(h)
Schedule 4A.18
Schedule 4A.26
Schedule 4B.6
Schedule 4B.9
Schedule 5.7
Schedule 11.2



                                LIST OF EXHIBITS


EXHIBIT A
EXHIBIT B
EXHIBIT C
EXHIBIT E
EXHIBIT F
EXHIBIT G
EXHIBIT H

 CONVERTIBLE DEBENTURE PURCHASE AGREEMENT

         This CONVERTIBLE DEBENTURE PURCHASE AGREEMENT (this "Agreement") is made and entered into as of June 11, 1998, by and among BIOMETRIC
IDENTIFICATION, INC., a California corporation ("Obligor"), ARETE ASSOCIATES, a California corporation ("Arete"), and SONOMA RESOURCE CORP., a corporation organized under the laws of British Columbia, Canada ("Purchaser").

NOW, THEREFORE, the parties agree as follows:

SECTION 1 DEFINITIONS. Unless the context otherwise requires, the terms defined in this Section I shall have the meanings specified below.

         1.1   "Additional Capital Stock" has the meaning set forth in Section
11.5.

         1.2 "Administaff" means Administaff Companies, Inc., a Delaware corporation, and any successor or assignee thereof.

         1.3 "Affiliate" means any Person which directly or indirectly controls, is controlled by, or is under common control with, the indicated Person.

         1.4 "Agreement" means this Convertible Debenture Purchase Agreement, as such agreement may be amended from time to time, together with all Exhibits and Schedules hereto.

         1.5 "Amended and Restated Articles" means the Amended and Restated Articles of Obligor to be filed with the California Secretary of State pursuant to Section 6A. 7a, in the form of Exhibit A.

         1.6 "Amended and Restated Memorandum of Agreement " means that certain Amended and Restated Memorandum of Agreement dated May 20, 1998, among Obligor, Arete and RECC.

         1.7 "Arete Financial Statements" means the audited Balance Sheet and Income Statement for Arete for each of the years ended December 31, 1997, 1996 and 1995 as of such date and Arete's Unaudited Balance Sheet and Income Statement for the three month period ended March 31, 1998, copies of which are attached hereto as Exhibit B.

         1.8 "Arete's Knowledge " means the actual knowledge, after reasonable investigation, of Steve Lubard.

         1.9 "Balance Sheet Date" means the date of Obligor's most recently audited Balance Sheet.

         1.10 "Bankruptcy Code" means 11 U.S.C. Sec. 101 et seq., as from time to time hereafter amended, and any successor or similar statute.

         1.11 "Business" means the development, manufacture, marketing, distribution and sale of technology and devices that recognize fingerprints, and the licensing of computer software and technology related thereto.

         1.12 "Capital Stock" means and includes any and all shares, interests, participations or other equivalents of or interests in (however designated) corporate stock, including, without limitation, shares of preferred stock and any warrant, option or other right to acquire the same.

         1.13 "Change of Control" means any of the following: (i) completion of a tender offer or exchange offer for 50% or more of the outstanding shares of any Capital Stock of Obligor or securities of Obligor issued in substitution therefor after the date hereof (other than a tender offer or exchange offer made by Obligor); (ii) merger, consolidation or other transaction as a result of

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which less than 50% of the outstanding Voting Stock (or securities issued in substitution therefor) of the surviving or resulting entity shall be owned in the aggregate, directly or indirectly, by the stockholders of Obligor as the same shall have existed immediately prior to such transaction; (iii) liquidation or dissolution of Obligor; or (iv) sale or exchange or other disposition of all or any material part of the Technology or the Intellectual Property or all or substantially all of the assets of Obligor.

         1.14  "Closing Date" has the meaning set forth in Section 2.2.

         1.15 "Code" means the Internal Revenue Code of 1986, as amended, or any similar federal statute then in effect, together with the rules and regulations promulgated thereunder.

         1.16 "Commission" means the United States Securities and Exchange Commission or any successor agency.

         1.17 "Common Stock" means the common stock, without par value, of Obligor.

         1.18 "Conversion Stock" means stock into which the Debentures are converted, directly or indirectly, including Series A Preferred Stock and Common Stock.

         1.19 "Copyright Rights" means all rights in and to all copyrights associated with the Technology, together with all registrations (if any) and all goodwill associated therewith.

         1.20  "Currier Matter" has the meaning set forth in Section 4A.10.

         1.21 "Debenture" and "Debentures" mean the debentures that are issued pursuant to this Agreement, as well as any debenture issued in exchange therefor or in substitution or replacement thereof, convertible into shares of Series A Preferred Stock, such Debenture evidenced by one or more certificates substantially in the form of Exhibit C.

         1.22 "Debenture Purchase Request" has the meaning set forth in Section 2.2.

         1.23 "Default" means any event or condition which, with due notice or lapse of time or both, would become an Event of Default.

         1.24 "Default Rate" means (i) 5% over the Imputed Rate or (ii) the highest rate permitted by law, whichever is less.

         1.25 "Dollars" shall mean United States dollars, unless otherwise specifically delineated as Canadian dollars.

         1.26 "Effective Date" means the date the last of all of the following have occurred: (a) the execution of the Amended and Restated Memorandum of Agreement, (b) the delivery by Obligor to Purchaser of an unaudited balance sheet with full notes as of April 30, 1998, and an audited income statement for the year ended December 31, 1997, and an unaudited internal BII income statement for the four month period ended January 1, 1998 to April 30, 1998, (c) the delivery by Obligor to Purchaser of a pro forma balance sheet reflecting the recapitalization of Obligor, (d) the completion of a manpower plan between Obligor and Arete, (e) the execution of a technology license agreement between Obligor and Arete, (f) the finalization of Obligor's Stock Incentive Plan, (g) the filing of BII's Amended and Restated Articles with the California Secretary of State and (h) the execution and delivery of such other documents as may reasonably be requested by the parties.

         1.27 "Environmental Laws" means any and all statutes, Orders, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution, the protection of the environment or the generation, treatment, storage, use, maintenance, recycling, transportation, release or disposal of Hazardous Materials.

         1.28 "Environmental Matter" means any claim, investigation, information request, litigation, administrative proceeding or Order, relating to any Environmental Law or Hazardous Materials, in each case, against Arete or Obligor or affecting any operations or any properties owned, licensed, leased, occupied or operated by either of them.

         1.29 "ERISA" means the Employee Retirement Income Security Act of 1974, as from time to time amended.

         1.30 "ERISA Affiliate" means any Person which is a member of the same controlled group (within the meaning of Section 414(b) of the Code) as Obligor, Arete or Administaff or which is under common control (within the meaning of Section 414(c) of the Code) with Obligor, Arete or Administaff or any Person which is a member of an affiliated service group (within the meaning of Section 414(m) of the Code) with Obligor, Arete or Administaff or any corporation or other Person which is required to be aggregated with Obligor, Arete or Administaff pursuant to Section 414(o) of the Code or the regulations promulgated thereunder.

         1.31 "Essential Material Contract" means a Material Contract the termination of which, prior to its scheduled expiration date, would have a Material Adverse Effect.

         1.32 "Exchange Act" means the Securities Exchange Act of 1934, as amended or any similar federal statute then in effect, together with the rules and regulations promulgated thereunder.

         1.33 "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America, consistently applied,

         1.34 "Guarantee" means any guarantee, suretyship or other contingent liability, whether direct or indirect, with respect to any obligations of another Person.

         1.35 "Hazardous Material" means any substance, or form of energy or pathogenic agent that is subject to any past or present requirement of any Governmental Body imposing obligations, liability, or standards of conduct concerning the protection of human health, plant life, animal life, natural resources, property or the reasonable enjoyment of life or property from the presence in the environment of any solid, liquid, gas, odor, pathogen or form of energy, from whatever source.

         1.36 "Holder" of any security means the registered holder of such security. A Holder of any Debentures or Conversion Stock shall be treated as the Holder of the stock underlying such Debentures or Conversion Stock except, however, such Holder shall not have voting rights until such Holder actually acquires Conversion Stock.

         1.37 "Imputed Rate" means the rate per annum equal to the lowest interest rate imputed under the Code, determined as of the last day of each month for the month then ending and adjusted monthly.

         1.38  Intentionally deleted.

         1.39 "Indebtedness" with respect to any Person means, without duplication, (i) all indebtedness of such Person for borrowed money, (ii) any obligation incurred for all or any part of the purchase price of property or services, other than accounts payable and accrued expenses included in current liabilities in accordance with GAAP and incurred in respect of property or services purchased in the ordinary course of business, (iii) indebtedness or obligations evidenced by bonds, notes or similar written instruments, (iv) all reimbursement obligations of such Person (whether contingent or otherwise) in respect of letters of credit, bankers' acceptances, surety or other bonds and similar instruments, (v) any obligation (whether or not such Person has assumed or become liable for the payment of such obligation) secured by a Lien on any property of such Person,(vi) capitalized lease obligations of such Person, (vii) all obligations, contingent or otherwise, of such Person with respect to any interest rate protection agreement (e.g., swap, cap or collar agreement), (viii) all obligations, contingent or otherwise, of such Person under any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in currency values, and (ix) all Guarantees.

         1.40  "Initial Advance" has the meaning set forth in Section 17.

         1.41 "Initial Public Offering " shall mean the closing of underwritten public offering of the Series A Preferred Stock or Common Stock of Obligor pursuant to an effective registration statement under the Securities Act pursuant to which Obligor receives net proceeds of not less than five million dollars ($5,000,000.00).

         1.42 "Intellectual Property" shall mean the Patent Rights, the Trademark Rights, the Copyright Rights, the Technology, all mask works, all trade secrets and confidential information, and all other intellectual property and proprietary rights whatsoever pertaining to any of the foregoing in any way related to the Business now or in the future.

         1.43 "Internal Revenue Service" means the United States Internal Revenue Service and any successor agency.

         1.44 "License Agreement" means the Technology License Agreement to be entered into by Arete and Obligor in the form attached hereto as Exhibit D.

         1.45 "Lien" means any security interest, mortgage, pledge, lien, claim, charge, encumbrance, conditional sale or title retention agreement, reservation of rights, lessor's interest under a capitalized lease or analogous instrument.

         1.46 "Majority Holders" means the Person or Persons other than Obligor or Arete who are the Holders of more than 50% of the then outstanding principal amount of the Debentures, and, for all purposes hereunder, if all or any part of the Debentures have been converted at the applicable time, the Holders of the Series A Preferred Stock issued on the conversion of such Debentures (or Common Stock issued upon conversion of such Series A Preferred Stock) will be deemed to be holding Debentures in the principal amounts so converted, in addition to any unconverted Debentures still held by them.

         1.47  "Mandatory Conversion" has the meaning set forth in Section
11.1.

         1.48 "Manpower and Tax Sharing Agreement" means the Manpower and Tax Sharing Agreement to be entered into by Arete and Obligor in the form of Exhibit E.

         1.49 "Material Adverse Effect" means any change or effect that individually or in the aggregate is reasonably likely to be materially adverse to (i) the assets, business, operations, income, prospects or condition (financial or otherwise) of Obligor, as applicable, (ii) the legality, validity or enforceability of any Transaction Document, (iii) the ability of Arete or Obligor, as applicable, to fulfill their obligations under any Transaction Document or (iv) the Business.

         1.50 "Material Contracts" means all supply agreements, license agreements, contracts commitments, documents, instruments and understandings, in each case whether written or oral, material to the Business, financial condition, results of operation or prospects of Obligor which shall be deemed to include without limitation: all contracts, or commitments, documents and instruments: (a) having a value or cost in the aggregate of $50,000 or more or having a term longer than one year; (b) relating directly or indirectly to the Intellectual Property, or the manufacture or supply of any products or components used in the Business; (c) relating directly or indirectly to the chain of title of the Intellectual Property; (d) with employees or contractors who have participated in the development of the Technology or any other Intellectual Property or the products of the Business; (e) containing confidentiality agreements with any Person to whom any Intellectual Property or confidential information relating to the Business has been disclosed; (f) continuing Guarantees to which Obligor is a party, or by which the assets of either are bound; (g) between Obligor and Arete or between Obligor and any other shareholder, Affiliate, officer or director or employee of Obligor or Arete; (h) evidencing Indebtedness of Obligor greater than $50,000; (i) containing leases of real property at which any aspect of the Business is conducted; o) containing leases of equipment used in or related to the Business; and (k) containing security agreements to which Obligor is a party or by which they or any of their assets are bound (or to which Arete is a party and by which any of the Intellectual Property is bound).

         1.51 "Maturity Date" of a Debenture means the date that is the fifth anniversary of the date of issuance of such Debenture.

         1.52  "Multiemployer Plan " means a multiemployer plan as defined in
Section 3(37) or Section 4001(a)(3) of ERISA or Section 414(f) of the Code contributed to by Arete, Obligor, Administaff or ERISA Affiliates of any of them.

         1.53 "Number of Fully Diluted Shares Outstanding" shall mean the number of shares of Common Stock outstanding on the relevant date, including, without limitation, any shares of Common Stock then issued and any shares of Common Stock which are then or might, with the passage of time or on the occurrence of any event, become issuable (x) on the exercise of any outstanding option or warrant, (y) on the exercise of any option or warrant which Obligor has agreed to issue, or (z) pursuant to any other agreement, right of conversion or exchange or other obligation, and: (a) for the purpose of Section 1.72 includes any shares which are issued or issuable pursuant to the Stock Incentive Plan or any security issued thereunder exercisable for or convertible into shares of Common Stock and any shares issued as part of the additional debt or equity financing to be raised by Obligor prior to or following the purchase of all Debentures by Purchaser hereunder or any security issued therein exercisable for or convertible into shares of Common Stock; (b) for the purpose of Section
11.2 will exclude any shares which are issued or issuable pursuant to the Stock Incentive Plan or any security issued thereunder exercisable for or convertible into shares of Common Stock and will exclude any shares issued as part of any equity or convertible debt financing raised by the Obligor after the timely completion of the $5,000,000 financing as more particularly described in Section
7.6. All Capital Stock shall be deemed Common Stock for the purpose of this definition. For the purpose of calculating the number of shares which may be issued pursuant to the Stock Incentive Plan, and for the purpose of calculating the Number of Fully Diluted Shares Outstanding, the share issuances described on
Schedule 1.72 will be deemed to be shares issued under the Stock Incentive Plan.

         1.54 "Obligor Financial Statements" means the audited Balance Sheet and Income Statement for Obligor for the year ended December 31, 1997 as of such date and Obligor's unaudited Balance Sheet (with full notes) as of April 30, 1998 and unaudited internal B11 Income Statement for the four month period of January 1, 1998 to April 30, 1998, copies of which are attached hereto as Exhibit B.

         1.55 "Obligor's Knowledge" means the actual knowledge, after reasonable investigation, of Steve Lubard, Robert Kamm or, as to Section 4A. 16 only, Peter Lippman.

         1.56 "Order" means any order, writ, injunction, decree, judgment, award, determination or written direction or demand of any court, arbitrator or governmental body.

         1.57  "Other Taxes" has the meaning set forth in Section 3.3.

         1.58  "Outside Purchase Date" has the meaning set forth in Section 2.2.

         1.59 "Patent Rights" means all rights in and to those patents and patent applications described in Schedule 4A. 16(a), as such applications may be amended, and all patents issued pursuant to such applications as they might be amended, together with all rights in and to the underlying inventions.

         1.60  "PBGC" means the Pension Benefit Guaranty Corporation.

         1.61 "Pension Plan" means an employee pension benefit plan, as defined in Section 3(2) of ERISA, excluding any Multiemployer Plans, maintained by or contributed to by Obligor, Arete, Administaff or any ERISA Affiliate of any of them.

         1.62 "Person" means and includes any actual person, partnership, joint venture, association, limited liability company, corporation, trust, unincorporated organization and other entity and any government department, agency or instrumentality or political subdivision thereof.

         1.63  "Plan" and "Plans" means any employee benefit plan as defined in
Section 3(3) of ERISA, excluding a Multiemployer Plan, established or maintained for the benefit of employees of Obligor, Arete, Administaff or any ERISA Affiliate of any of them.

         1.64 "RECC" means Rand Edgar Capital Corp. and its permitted successors and assigns.

         1.65 "Recapitalization" means the recapitalization of BII in accordance with the Recapitalization Plan in the form of Exhibit G.

         1.66 "Registrable Securities" means the common stock issued or issuable upon conversion of the Debentures and Series A Preferred Stock sold pursuant to the Convertible Debenture Purchase Agreement, whether owned by Purchaser or not, and any securities issued or issuable with respect to the common stock referred to above by way of a stock dividend or stock split or in connection with a combination of shares, reclassification, recapitalization, merger or consolidation or reorganization; provided, however, that such shares of common stock shall only be treated as Registrable Securities if and so long as they have not been (i) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (ii) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(l) thereof so that all transfer restrictions and restrictive legends with respect to such common stock are removed upon the consummation of such sale and the seller and purchaser of such common stock receive an opinion of counsel for Seller which shall be in form and content reasonably satisfactory to Obligor, to the effect that such common stock in the hands of the purchaser is freely transferable without restriction or registration under the Securities Act in any public or private transaction.

         1.67  "Remaining Advance" has the meaning set forth in Section 17.

         1.68  "Reportable Event" has the meaning set forth in Section 4A.13(c).

         1.69 "Securities Act" means as of any date the Securities Act of 1933, as amended, and or any similar federal statute then in effect, together with the rules and regulations promulgated thereunder.

         1.70  "Series A Preferred Stock" means Obligor's Series A Preferred
Stock.

         1.71 "Sonoma" means Sonoma Resource Corp. and its permitted successors and assigns.

         1.72 "Stock Incentive Plan" means the equity incentive plan in the form of Exhibit F hereto, pursuant to which Obligor may issue to directors, officers, employees and consultants of Obligor or Arete an aggregate of up to 15 % of the Number of Fully Diluted Shares Outstanding as of the date hereof and after giving effect to the Recapitalization and the issuance and conversion of all Debentures issuable hereunder and the issuance and conversion of all Series A Preferred Stock into which such Debentures may be converted, including without limitation the options to purchase Capital Stock of Obligor listed on Schedule 4A.4. For the purpose of calculating the number of shares which may be issued pursuant to the Stock Incentive Plan, and for the purpose of calculating the Number of Fully Diluted Shares Outstanding, the share issuances described on
Schedule 1.72 will be deemed to be shares issued under the Stock Incentive Plan.

         1.73  "Taxes" has the meaning set forth in Section 3.3.

         1.74 "Technology" shall mean all technology, inventions, information, developments or any method or process relating directly to, or necessary or commercially desirable for, Obligor to conduct and engage in the Business including, without limitation, all software code, algorithms, documentation, trade secrets, engineering, scientific and practical information and formulas, research data, design and manufacturing procedures, know-how, raw material data, specifications.

         1.75  "Termination Event" has the meaning set forth in Section 2.2.

         1.76 "Trademark Rights" means all rights in and to the names "Biometric Identification," "BII" and "Veriprint," including all trademark registrations and applications therefor and all renewal rights, and all goodwill in each of the foregoing.

         1.77 "Tranche C Effective Date" means the date on which the Tranche C Debenture (as so designated on Schedule 2.2 hereto) is purchased pursuant hereto, which date shall be the later of (a) June 11, 1998 , or (b) the date on which the last of all of the following have occurred (unless waived by Purchaser in writing): (i) this Agreement and all Transaction Documents shall have been executed by all par-ties thereto and become effective; (ii) the Obligor Financial Statements shall have been delivered to Purchaser, including a pro forma balance sheet reflecting the Recapitalization; (iii) the finalization of Obligor's Stock Incentive Plan in the form of Exhibit F hereto; and (iv) the filing of Obligor's Amended and Restated Articles of Incorporation.

         1.78 "Transaction Documents" means, collectively, the Amended and Restated Memorandum of Agreement, the Agreement, the Debenture, the Recapitalization Plan, the Manpower and Tax Sharing Agreement, the License Agreement, the Amended and Restated Articles and such other agreements and instruments as the parties may deem necessary or appropriate to effectuate the Transactions.

         1.79 "Transactions" means, collectively, (i) the Recapitalization in accordance with the Recapitalization Plan, (ii) the licensing by Arete to Obligor of all the Technology on an exclusive basis and otherwise in accordance with the License Agreement, (iii) the provision of the services of certain Arete employees and independent contractors and contribution to Obligor by Arete of certain tax benefits, all in accordance with the Manpower and Tax Sharing Agreement, (iv) the issuance, sale and conversion of the Debentures and the issuance and conversion of the Series A Preferred Stock into which the Debentures may be converted, in each case pursuant to the Transaction Documents, and (v) the other transactions contemplated by the Transaction Documents.

         1.80 "Voting Stock Capital Stock of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of members of the Board of Directors (or Persons performing similar functions).

 SECTION 2 SALE AND PURCHASE OF DEBENTURES.

         2.1 Authorization and Issuance of Debentures. Obligor has duly authorized the issuance, sale and delivery of Debentures in the aggregate principal amount of $5,000,000 having the terms set forth herein and in the certificate evidencing the Debentures. The Debentures shall bear simple interest (computed on the basis of a 360-day year and actual days elapsed) from the date of issuance thereof at the Imputed Rate, payable annually in arrears, and, so long as any Default or Event of Default has occurred and is continuing, shall bear interest (so computed) at the Default Rate (compounded annually), on the unpaid balance thereof, including any overdue principal or interest, if any, and, to the extent permitted by applicable law, on any overdue interest, until the same shall be paid, to mature on June 11, 2003 (the "Maturity Date").

         2.2 Purchase and Sale of Debentures. Upon the terms and conditions of this Agreement, Obligor will issue and sell to Purchaser and Purchaser will purchase from Obligor, one or more Debentures in the aggregate principal amount set forth in each "Debenture Purchase Request" (as hereinafter defined), registered in the name of Purchaser or Purchaser's designee.

Each issuance and sale of Debentures hereunder shall be made upon written notice by Purchaser to Obligor (each such notice a "Debenture Purchase Request") delivered no later than 11:00 A.M. (Los Angeles time) on the fifth business day prior to the date such sale is to be effected. Such notice shall specify (a) the requested date of sale which date shall not be later than the "Outside Purchase Date' set forth on Schedule 2.2 (each a "Closing Date ") and (b) the aggregate principal dollar amount of Debentures to be sold and purchased on such Closing Date. Notwithstanding anything in any Transaction Document suggesting otherwise,
(i) at no time shall Purchaser be obligated to deliver a Debenture Purchase Request to Obligor (or purchase any Debenture other than pursuant to a Debenture Purchase Request), and (ii) if, as of the close of business on any Outside Purchase Date on Schedule 2.2, Purchaser or its designee shall not have purchased the indicated aggregate principal amount of Debentures corresponding to such date other than as a result of the failure of the conditions set forth in Section 6A hereof to be satisfied as of such date (the failure of such conditions on such date, a "Termination Event") or an event of force majeure, then Obligor shall be under no further obligation to issue and sell to Purchaser or Purchaser's designee any Debenture not yet issued and outstanding as of the close of business on such date.

         2.3 Closing. The closing of each sale of Debentures shall take place at 10:00 A.M. (Los Angeles time) at the office of Citron & Deutsch, A Law Corporation, located at 10866 Wilshire Boulevard, Suite 970, Los Angeles, California 90024, or at such other date, time and place as Obligor and Purchaser may agree. The representations and warranties set forth in Sections 4A, 4B and 5 shall be deemed made on and as of the date hereof, the Tranche C Effective Date and each Effective Date and, except for those representations and warranties that specifically refer only to the Tranche C Effective Date or Effective Date on each Closing Date. On the Closing Date, Purchaser or Purchaser's designee shall pay to Obligor in immediately available funds by wire transfer or business check, the principal amount of the Debentures then being purchased.

         2.4 Transfer Restrictions. The Debentures and the Conversion Stock shall not be transferable except in compliance with the Securities Act. The Holder of any Debentures and Conversion Stock, by acceptance thereof, agrees, prior to any transfer of the Debentures or any Conversion Stock, to give written notice to Obligor of such Holder's intention to transfer such securities. Each such notice shall describe the manner and circumstances of the proposed transfer and shall be accompanied by the written opinion of counsel of such Holder, stating that in the opinion of such counsel such proposed transfer does not involve a transaction requiring registration or qualification of the securities under the Securities Act or any applicable "blue sky" laws of any state of the United States or any applicable Canadian law. The provisions imposed by this
Section 2.4 upon the transferability of the Debentures and the Conversion Stock shall cease and terminate when (i) such securities are sold or otherwise disposed of pursuant to an effective registration statement under the Securities Act, or (ii) the Holder of the securities has met the requirements for transfer pursuant to subparagraph (k) of Rule 144 (or any successor statute) and all applicable Canadian statutes. Each Debenture and each certificate for any Conversion Shares shall (unless otherwise permitted by Section 2.4) be stamped with a legend in substantially the following form:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. IN ADDITION, THESE SECURITIES ARE SUBJECT TO THE TERMS AND CONDITIONS, INCLUDING RESTRICTIONS ON TRANSFER, SET FORTH IN THE CONVERTIBLE DEBENTURE PURCHASE AGREEMENT DATED AS OF JUNE 11, 1998, AMONG THE COMPANY, ARETe ASSOCIATES AND SONOMA RESOURCE CORP. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT."

SECTION 3 PAYMENT OF DEBENTURES.

         3.1 Payment Terms. Obligor shall repay all principal and accrued interest and other fees, costs and expenses on the Debentures as and when due in accordance with this Agreement and the Debentures. Each payment shall be made in United States Dollars by wire transfer or other immediately available funds, without deduction, set-off or counterclaim, to each Holder entitled to receive such payment at such address or bank account as shall be specified by such Holder from time to time by written notice to Obligor, not later than 9:00 A.M. (Los Angeles time) on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding business day). If the Holder does not provide Obligor with an address or bank account to make payment, Obligor shall deposit the payment into an interest-bearing escrow account established by Obligor for such purpose. Whenever any payment hereunder or under the Debentures shall be stated to be due on a day other than a United States business day, that payment shall be made on the next succeeding United States business day. Obligor may not prepay all or any part of the principal amount of the Debentures without the Holders' prior written consent. Obligor may prepay accrued interest on the Debentures without penalty or premium.

         3.2 Allocation of Payments. If any payment of less than the entire outstanding principal balance of the Debentures is made in accordance with the terms hereof, without limiting any other rights or remedies available to them such payments shall be allocated among the Holders on a pro rata basis in respect of the unpaid principal amounts of the Debentures held by the Holders. All payments shall be applied first, to the payment of all obligations other than unpaid principal and interest; second, to the payment of accrued unpaid interest; third, to the repayment of principal.

         3.3 Taxes. All payments by Obligor to any Holder shall be made free and clear of and without deduction for any taxes, levies, imposts, deductions, charges or withholdings other than, net income or franchise taxes properly imposed on such Holder's net income and taxes required to be withheld under applicable United States law (less such non-excluded items "Taxes"). Obligor shall pay any stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made under any Transaction Document or from the execution, delivery, enforcement or registration of, or otherwise with respect to any Transaction Document, other than any transfer taxes payable in connection with a change in the registered Holder of any Debentures ("Other Taxes").

SECTION 4A. REPRESENTATIONS AND WARRANTIES OF OBLIGOR. Obligor represents and warrants to, and covenants with, Purchaser and all Holders that:

         4A.1 Corporate Existence and Power. Obligor is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Obligor is duly qualified to do business in each jurisdiction where the failure to so qualify could have a Material Adverse Effect. Obligor has all requisite corporate power to own its properties and to carry on the Business and all other business as now being conducted and as proposed to be conducted by it according to the Biometric Identification, Inc. Business Plan distributed to Purchaser on or about March 23, 1998, and to execute, deliver and perform its obligations under each Transaction Document to which it is a party.

         4A.2 Corporate Authority. The execution, delivery and performance by Obligor of each Transaction Document to which it is a party are within its corporate powers and have been duly authorized by all necessary corporate action on the part of its Board of Directors and stockholders.

         4A.3 Binding Effect. Each of the Transaction Documents which contemplates that Obligor is to be a party has been duly executed and delivered by Obligor, and constitutes legal, valid and binding obligations of Obligor, enforceable against Obligor in accordance with its terms, except the enforceability of Transaction Documents may be subject to or limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or similar laws relating to or affecting the rights of creditors generally, (b) general principles of equity, regardless of whether such enforceability is considered in a proceeding in law or in equity and (c) the effect of those provisions and principles of California law which provide that a Court may refuse to enforce or may limit the application of a contract or any clause thereof which the court finds as a matter of law to have been unconscionable at the time it was made.

         4A.4 Capital Stock. (a) Schedule 4A.4 sets forth the authorized and issued shares of Capital Stock of Obligor at each of the following points in time (i) as of date of this Agreement prior to giving effect to the Transactions, (ii) after giving effect to the Recapitalization but before giving effect to the other Transactions, (iii) after giving effect to all of the Transactions assuming that all Debentures are purchased and converted into Series A Preferred Stock. All of the issued and outstanding shares of Capital Stock of Obligor are validly issued, fully paid and non-assessable. Except as set forth on Schedule 4A.4, except for the Debentures being purchased pursuant hereto, and except for the stock portion of the finders fee described in Section 4A.9, there are no securities outstanding that directly or indirectly are convertible into or exchangeable for any shares of Capital Stock of Obligor, nor are there outstanding any rights to subscribe for or purchase, or any options or warrants for the purchase of, or any agreements (contingent or otherwise) providing for the issuance of, or any calls, commitments or claims of any character relating to, any shares of Capital Stock of Obligor or any securities directly or indirectly convertible into or exchangeable for any such shares.

               (b) Except set forth in Schedule 4A.4(b), Obligor is not

subject to any obligation (contingent or otherwise) to repurchase, retain, acquire or retire (i) any of its Capital Stock, (ii) any securities directly or indirectly convertible into or exchangeable for any of its Capital Stock (except for the Debentures), or (iii) any options, warrants or other rights to subscribe for, purchase or acquire any of its Capital Stock (except for the Debentures).

               (c) The Conversion Stock is duly authorized and has been

reserved for issuance upon conversion of the Debentures and upon conversion of the Series A Preferred Stock and, when issued upon conversion will be duly authorized, validly issued, fully paid and non-assessable, free and clear of all Liens and. restrictions, other than Liens that might have been created by Holders (other than Obligor or Arete) or arise under the Transaction Documents and restrictions imposed by the Securities Act.

         4A.5  No Conflict. Neither the execution and delivery by Obligor of any

Transaction Document to which it is a party, nor the offering, issuance or sale of the Debentures or the Conversion Stock by Obligor, nor the fulfillment by Obligor of, or compliance by Obligor with, the terms and provisions of the Transaction Documents, will conflict with, or result in a breach or violation of the terms of or constitute a default under, or result in the creation of any Lien on any properties of Obligor, the Articles of Incorporation, Amended and Restated Articles of Incorporation, or by-laws of Obligor or, any contract, agreement, mortgage, indenture, lease or instrument to which Obligor is a party or by which Obligor or its assets are bound or, to Obligor's Knowledge, violate any treaty, law, regulation or Order to which Obligor or any of its assets are subject.

         4A.6 Consents. No consent, approval or authorization of or declaration, registration or filing with any governmental authority of the United States or any subdivision thereof is required in connection with the execution or delivery by Obligor of the Transaction Documents, or the performance by Obligor of its obligations thereunder, or as a condition to the legality, validity or enforceability of any of the Transaction Documents.

         4A.7 Assets and Properties. Obligor does not own any real property. True and complete copies of all leases of real property to which Obligor is a party, together with all amendments, modifications and supplements thereto to the date of this Agreement, have been delivered to Purchaser or its representatives. No assets or other properties, including any of the Technology and including any other Intellectual Property used in the Business is subject to any Lien of any kind except Permitted Liens. The assets owned by, leased to, licensed to, or used by Obligor are in good operating condition and repair, ordinary wear and tear excepted, and serve the function for which they are intended. No Transaction Document nor any of the Transactions will materially adversely affect any right, title or interest of Obligor in and to any of the assets or properties owned, leased or used by Obligor. Except as disclosed in
Schedule 4A.7, Obligor owns or leases all equipment (technical, computer, office or other), furniture and other goods and chattels used by Obligor, Arete or any other Person in the Business.

         4A.8 Taxes. Obligor has filed all tax returns and informational returns which are required to have been filed, and has paid all taxes shown to be due and payable on such returns and all other taxes and assessments payable by it, except to the extent that any such tax liability is being diligently contested in good faith and Obligor has adequately reserved against such tax liability on its books and financial statements in accordance with GAAP. No material tax liens have been filed and no material claims are being asserted with respect to any such taxes as of the date hereof. To Obligor's Knowledge, no material tax assessment against Obligor has been proposed, and all of its tax liabilities are adequately provided for on its respective books and financial statements in accordance with GAAP.

         4A.9 Broker's or Finder's Commissions. Except for a finders fee payable to Peter Cowan and Richard Citron in the aggregate amount of 2% of the principal amount of Debentures purchased by Purchaser hereunder and an aggregate of 816,000 shares of Series B Common stock to be issued to Peter Cowan and Richard Citron, no broker's or finder's fee or commission will be payable by any Person with respect to the issuance and sale of the Debentures or any of the Transactions.

         4A.10 Labor Matters. There has been no strike, work stoppage, slowdown or other labor dispute or grievance involving Obligor or Persons employed by, or providing services for the benefit of, Obligor, nor to Obligor's Knowledge is any such action, dispute or grievance pending or threatened. Obligor is not a party to any collective bargaining agreement, and, to Obligor's Knowledge, there is no pending or threatened organizational effort. There are no pending retaliatory or wrongful discharge claims or employment discrimination charges or complaints or administrative or judicial complaints pending against Obligor, or against any Person employed by, or providing services for the benefit of, Obligor before any governmental body, nor, to Obligor's Knowledge, are there any threats of such charges or complaints, except for the matter described in that confidential memorandum from Charmagne N. Sheamill to Stephen Lubard dated June 7, 1997 (the "Currier Matter") and except for the claim of Alan Johnson previously disclosed to Purchaser. Such memorandum accurately and completely describes the circumstances and facts surrounding the Currier Matter.

         4A.11 Environmental Matters. (i) There is no pending Environmental Matter, nor, to Obligor's Knowledge, are there any facts that could reasonably be expected to result in any Environmental Matter, and Obligor has not assumed any liability of any other Person for cleanup, compliance, or required capital expenditures in connection with any Environmental Matter; (ii) to Obligor's Knowledge, all properties used, owned, leased, operated, managed or controlled by Obligor are free of contamination from Hazardous Materials and are free of any other potentially harmful chemical or physical conditions that could have a Material Adverse Effect; (iii) to Obligor's Knowledge, Obligor is in compliance with all applicable Environmental Laws and has not received any notice of violation of any Environmental Law or of any potential liability for cleanup of Hazardous Materials, and Obligor has not generated, manufactured, refined, recycled, discharged, emitted, released, buried, processed, produced, reclaimed, stored, treated, transported, or disposed of any Hazardous Materials in violation of any treaty, law, regulation or Order; (iv) no real property used, leased or controlled by Obligor is listed or proposed for listing on the National Priorities List under CERCLA or listed in the Comprehensive Environmental Response, Compensation, Liability Information System List promulgated pursuant to CERCLA, or on any comparable list maintained by any governmental body; and (v) to Obligor's Knowledge, Obligor has no liabilities, absolute or contingent on the date hereof with respect to Hazardous Materials.

         4A.12 Compliance with Applicable Law. Permits, Licenses and Authorizations. To Obligor's Knowledge, Obligor is not violating nor has Obligor violated any treaty, law, regulation or Order. Obligor holds, and is in material compliance with, all governmental permits, licenses, and authorizations necessary to operate the Business. To the best of Obligor's knowledge, (a) export permits are required under the laws of the United States for the Veriprint 1000 product, but the Obligor understands that such export permits will be routinely granted (except for exports to approximately seven countries, including Libya and Iran); (b) export permits are required under the laws of the United States for the other products of the Obligor.

         4A.13 Employee Matters, Compliance with ERISA. (a) Obligor has furnished Purchaser with a true and complete list of all Persons rendering services to or on behalf of Obligor on a full-time or part-time basis and has separately identified to Purchaser, in the case of items (i), (ii) and as to oral agreements (iii), with respect to each such person, that person's (i) age,
(ii) date his or her services commenced, (iii) status (e.g., employee of Administaff or Obligor, independent contractor, etc.), (iv) salary, (v) benefits and (vi) other oral or written agreements to which they are a party relating to the provision of such services in each case both in respect to before and after the implementation of the Manpower and Tax Sharing Agreement. Schedule 4A. 13 sets forth a true and complete list of all persons who are key personnel in the Business.

               (b) To Obligor's Knowledge, no Pension Plan which is subject to
Part 3 of Subtitle B of Title I of ERISA or Section 412 of the Code has or had an accumulated funding deficiency (as such term is defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of such Pension Plan heretofore ended;

               (c) To Obligor's Knowledge, no liability to PBGC (other than required insurance premiums, of which all that are required to have been paid on or before the date hereof have been paid) has been incurred and is outstanding with respect to any Pension Plan, and there has not been any "Reportable Event" (within the meaning of Section 4043(b) of ERISA or the regulations promulgated thereunder), or any other event or condition, which presents a risk of involuntary termination of any Pension Plan by the PBGC.

               (d) To Obligor's Knowledge, neither Obligor, Administaff, any Multiemployer Plan or Plan nor any trust created thereunder, nor any trustee or administrator thereof, has engaged in a prohibited transaction (as such term is defined in Section 4975 of the Code or described in Section 406 of ERISA) that could subject Obligor or the assets of Obligor or used by Obligor in the Business to any tax or penalty on prohibited transactions imposed under said
Section 4975 or Section 502(i) of ERISA.

               (e) To Obligor's Knowledge no liability has been incurred and is outstanding with respect to any Multiemployer Plan as a result of the complete or partial withdrawal by Obligor, Administaff or any ERISA Affiliate from such Multiemployer Plan under Title IV of ERISA, nor has any of Obligor, Administaff or any ERISA Affiliate been notified by any Multiemployer Plan that such Multiemployer Plan is currently in reorganization or insolvency under and within the meaning of Section 4241 or 4245 of ERISA or that such Multiemployer Plan intends to terminate or has been terminated under Section 4041A of ERISA.

               (f) To Obligor's Knowledge, Obligor Administaff the ERISA Affiliates, and all Plans and Multiemployer Plans are in compliance with all applicable provisions of ERISA and the Code and with the applicable law and administrative requirements of any relevant jurisdiction and the regulations and published interpretations thereunder.

               (g) To Obligor's Knowledge, the actuarial present value of all benefit liabilities (as defined in Section 4001(a)(16) of ERISA) under each Pension Plan that is subject to Title IV of ERISA does not exceed the fair market value of the assets allocable to such liabilities, determined as if such Plan were terminated as of the date hereof, and by using such Plan's actuarial assumptions as set forth in the most recent actuarial report pertaining to such Plan.

               (h) To Obligor's Knowledge, no Multiemployer Plan has any unfunded vested benefits within the meaning of Section 4213(c) of ERISA.

               (i) To Obligor's Knowledge, no event has occurred with respect to any Plan or with respect to any other employee benefit pension plan (as defined in Section 3(2) of ERISA) established or maintained at any time during the five-year period immediately preceding the date hereof for the benefit of employees of, or rendering services for the benefit of, Obligor, or any ERISA Affiliate, which presents a risk of liability of any of such Persons under
Section 4069 of ERISA.

               (j) To Obligor's Knowledge, there are no liabilities under the Plans that are employee welfare benefit plans (as defined in Section 3(l) of ERISA) providing for medical, health, life or other welfare benefits that are not insured by fully paid non-assessable insurance policies, and no such Plan provides for continued medical, health, life or other welfare benefits for employees after they leave the employment of Obligor, Administaff or any ERISA Affiliate (other than any such welfare benefits required to be provided under the Consolidated Omnibus Budget Reconciliation Act of 1985 or other similar law).

               (k) To Obligor's Knowledge, neither Obligor, nor any ERISA Affiliate of Obligor is a party in interest (as defined in Section 3(14) of ERISA) with respect to any employee benefit plan (as defined in Section 3(3) of ERISA), other than the Plans.

                (1) To Obligor's Knowledge, neither Obligor nor Administaff nor any ERISA Affiliate of Obligor has breached or violated any of the responsibilities, obligations or duties imposed upon any of such Persons by the Code or ERISA or any other statute, regulation, or governmental order which breach or violation has given rise, or could give rise in the future to, any material liability of, or obligation to pay money by, Arete or Obligor.

               (m) To Obligor's Knowledge, there are no actions, suits or claims, pending, asserted or, threatened against any Plan, Obligor, Administaff, any ERISA Affiliate, or any Person for which Arete or Obligor may be directly or indirectly liable through indemnification arrangement or otherwise, other than routine claims for benefits.

               (n) To Obligor's Knowledge, all required reports and descriptions of the Plans of Obligor Administaff or ERISA Affiliates (including but not limited to Form 5500 Annual Reports, Summary Annual Reports and Summary Plan Descriptions) have been timely filed and distributed, and any notices required by ERISA or the Code or any other applicable law, ruling or regulation.

               (o) No proceeding has been instituted or, to Obligor's Knowledge, is reasonably expected to be instituted under Section 515 of ERISA to collect delinquent contributions to a Plan.

         4A.14 Material Contracts. Schedule 4A.14 sets for a true and correct list of all Material Contracts other than those having a value of less than $50,000. Obligor has furnished or made available to Purchaser or its representatives true and complete copies of each of the Material Contracts, with all amendments, modifications and supplements thereto to the date hereof. To Obligor's Knowledge, each Material Contract is valid, subsisting and in full force and effect and enforceable by Obligor in accordance with its terms. No Material Contract has been assigned, pledged, hypothecated or otherwise transferred to any Person other than Obligor. Except as set forth on Schedule 4A. 14, Obligor is not in breach or violation of any Material Contract; nor to Obligor's Knowledge, has there been any breach of a Material Contract by a third party.

         4A.15 Insurance. Obligor has delivered to Purchaser or its representative true and complete copies of all insurance policies of Obligor. Each of these policies is in full force and effect, and Obligor has not received notice of cancellation with respect to any such policy. All premiums payable with respect to such policies have been or will, by the date due, have been paid.

         4A.16 Intellectual Property. (a) Schedule 4A. 16(a) sets a true and complete list of all (i) Intellectual Property owned by Obligor specifying with respect to each patent, patent application, registered trademark and registered copyright, the registration or application number thereof, the jurisdiction by or in which such item has been issued or registered or in which an application therefor has been filed, if any, the date of such issuance, registration or application, (ii) Intellectual Property licensed to Obligor other than "off the shelf' software obtained for less than $5,000 individually which is subject to shrink wrap licenses, specifying with respect to each such item, the owner thereof, and expiration date, and (iii) Intellectual Property licensed by Obligor to third parties, specifying with respect to each item, whether the license is exclusive or non-exclusive and the subject matter, territory and term thereof To Obligor's Knowledge, except as set forth in Schedule 4A.16(a), there is no reason to believe that any patent applications set forth on Schedule

4A.16(a) will not be granted, including without limitation any patent application, whether pending on the date hereof or not.

               (b) Except as set forth on Schedule 4A.16(b), Obligor owns and has good title to, or is party to enforceable and non-revocable license agreements permitting Obligor to use of, all items of Intellectual Property, free from Liens and restrictions, which are currently used or necessary or desirable for the present and, to Obligor's Knowledge, the planned future conduct of the Business.

               (c) To Obligor's Knowledge, except as set forth in Schedules 4A. 16(a) or (b), (i) none of the present or contemplated products or operations of Obligor, or the Intellectual Property or Obligor's use thereof, infringes or otherwise violates any intellectual property owned by any other Person, and (ii) there is no pending or threatened claim, demand, litigation, investigation, arbitration or other proceeding contesting Obligor's right to manufacture, distribute or sell any such product or to engage in any such operation, or to use or otherwise exploit any Intellectual Property.

               (d) Except as set forth on Schedules 4A.16(a) or (b), all registrations for Intellectual Property identified thereon and all applications to register Intellectual Property have been filed with the appropriate government authority. To Obligor's Knowledge, the Intellectual Property owned by obligor is valid and enforceable in all material respects. Correct and complete copies of registrations for all registered Intellectual Property identified on
Schedule 4A. 16(a) (together with any subsequent correspondence with the United States Copyright Office, the United States Patent and Trademark Office or the foreign equivalents thereof in each jurisdiction in which Obligor does or in which it is reasonably foreseeable will do, business, in each case as applicable, or filings relating to the foregoing) have been made available by Obligor to Purchaser or its counsel.

                (e) All algorithms, designs, drawings, specifications, source code, object code, documentation, flow charts, diagrams and other Technology material to the Business were to Obligor's Knowledge, written, developed and created primarily by the Persons identified in Schedule 4A.16(e). Each of the Persons listed in Schedule 4A.16(e) whose contribution to the Technology was or is material to the Business is and, at all relevant times will be, either (i) an employee of Obligor or Arete whose work on the Technology constitutes a work made for hire for such party, or (ii) a third party who assigns his ownership of his/her or its rights to Obligor pursuant to a valid and enforceable agreement. Obligor has at all times used and will, at all relevant times, use its best efforts to protect the confidentiality of all of their other confidential and proprietary information and that of third parties that has been in, or comes into, its possession.

               (f) Except as set forth in Schedule 4A.16(f), each Person who in the past rendered, is rendering, or in the future renders, significant or substantial services to or on behalf of Obligor with access to the Technology or other Confidential or proprietary information of Obligor has executed and delivered, or will execute and deliver, to Obligor a Confidentiality and Assignment Agreement substantially in the form of Exhibit H. To Obligor's Knowledge, such confidentiality and nondisclosure agreements constitute or will constitute valid and binding obligations of such Persons, enforceable in accordance with their respective terms.

               (g) No product liability or warranty claim (other than warranty claims that would not be expected to have a Material Adverse Effect), has been asserted or overtly threatened against Obligor nor, to Obligor's Knowledge, is there a valid basis for any such claim.

               (h) Except for the fees payable by Obligor pursuant to the License Agreement and the fees payable under the Mitsubishi Patent License, no royalty or other fees are required to be paid by Obligor to any Person in respect of the use of any of the Intellectual Property. Except as set forth in
Schedule 4A.16(h), Obligor has the exclusive night to use all of the Intellectual Property and Obligor has not granted any license or other right to any other Person, directly or indirectly, in respect of any Intellectual Property. There are no restrictions on the ability of Obligor which do or could adversely affect the rights of Obligor to use and exploit the Intellectual Property.

None of the rights of Obligor in the Intellectual Property will be impaired or affected in any way by the Transactions (except as to Arete pursuant to the License Agreement). The conduct of Obligor, and Arete so far as it relates to the Business of Obligor, does not include any activity which might constitute passing off.

               (i) No Person has any option or similar right to acquire or use any right, title or interest in or to any Intellectual Property, except as set forth in Schedule 4A.16(b), (i) other than Obligor or Arete as of the Closing Date and (ii) other than third parties unrelated to Obligor or Arete to whom Obligor may sub-license parts of the Technology provided that any such sublicensor shall not compete with or permit competition with the Business.

         4A.17 Customers and Suppliers. To Obligor's Knowledge, there is no reason to believe that any significant customer (other than the government of Venezuela) or supplier of Obligor will cease to do business with Obligor in the same manner and at the same levels as previously conducted with or anticipated by Obligor. No such supplier has notified Obligor of any expected or projected increase in the cost of goods or services provided by such supplier, to Obligor.

         4A.18 Certain Transactions. Except as described on Schedule 4A.18 hereto Obligor is not indebted, directly or indirectly, to. any of its officers, directors or shareholders or to any of the respective spouses or children of any of such persons in any amount in excess of $25,000 individually or $100,000 in the aggregate. Except as set forth on Schedule 4A.18, none of such officers, directors or shareholders, or any member of their immediate families, is (i) indebted to Obligor in any amount in excess of $500 individually or $1,000 in the aggregate, or (ii) has a financial interest in any contract or arrangement with Obligor.

         4A.19 Business Operations and Other Information; Financial Condition.
(a) As of the date of each of the balance sheets included in the Obligor Financial Statements, Obligor had no Indebtedness or liability, absolute or contingent, liquidated or unliquidated, except Indebtedness and liabilities reflected or reserved against on such balance sheets or described in the notes thereto. Since the Balance Sheet Date, no Material Adverse Effect has occurred.

               (b) The Obligor Financial Statements have been prepared in accordance with GAAP and fairly, completely and accurately present the financial position of Obligor and the financial information presented therein for the periods and as at the dates thereof. The notes to such Obligor Financial Statements do not contain any misstatement of a material fact, nor do they omit to state a material fact required to make any statement contained therein true.

               (c) There are no material liabilities of Obligor, contingent or otherwise, existing on the date hereof or which will exist on the Tranche C Effective Date in respect of which Obligor may be liable other than (i) liabilities disclosed in, reflected in, or provided for in the Financial Statements;

and (ii) liabilities incurred in the ordinary course of business and attributable to the period since the Balance Sheet Date, none of which could have a Material Adverse Effect.

               (d) The books of account and financial records of Obligor have been prepared in accordance with GAAP and fairly and correctly set out and disclose all material respects of the financial position of Obligor.

         4A.20 Disclosure. To Obligor's Knowledge, no Transaction Document or any other document furnished to Purchaser or any Holder by or on behalf of Obligor in connection with the Transactions, including without limitation the Obligor Financial Statements, contained, as of its respective date, the date hereof, the Tranche C Effective Date or any Closing Date, any untrue statement of a material fact, or as of any such date omitted to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which they were made, not misleading. To Obligor's Knowledge, there are no facts that individually or in the aggregate have had a Material Adverse Effect or, could have a Material Adverse Effect in the future. The minute books for Obligor provided to Purchaser and its counsel for review are complete and contain true and complete copies of the charter documents, by-laws and all resolutions of directors and shareholders of Obligor and all documents required by law to be included in such minute books.

         4A.21 Offering of Securities. Assuming the truth and accuracy of Purchaser's representations and warranties in Section 5.1, the offer, issuance and sale of the Debentures and issuance of Series A Preferred Stock upon conversion of the Debentures and the issuance of Common Stock upon conversion of the Series A Preferred Stock are exempt from the registration requirements of
Section 5 of the Securities Act, and Obligor has not taken nor will it take any action which would subject the issuance or sale of any of the Debentures or issuance of Series A Preferred Stock upon conversion of the Debentures, or issuance of Common Stock upon conversion of the Series A Preferred Stock to the provisions of Section 5 of the Securities Act or violate the provisions of any securities or Blue Sky laws of any applicable United States jurisdiction.

         4A.22 Financial Projections. The financial projections contained in the Biometric Identification, Inc. Business Plan (the "Projections") distributed to Purchaser on or about March 23, 1998, were prepared reasonably and in good faith on the basis of the assumptions stated therein, which assumptions (a) were to Obligor's Knowledge reasonable in light of conditions existing at the time of delivery of such financial projections and, (b) in all material respects, represented Obligor's best estimate of the future financial performance (after giving effect to the Transactions) of Obligor. To Obligor's Knowledge, there are no facts or circumstances that are reasonably likely to result in any material deviation from such projections.

         4A.23 Manpower and Tax Sharing Agreement. The Manpower and Tax Sharing Agreement will be prepared reasonably and in good faith. To Obligor's Knowledge, there are no facts or circumstances that are reasonably likely to result in any material deviation from any provisions in the Manpower and Tax Sharing Agreement.

         4A.24 Sole Business. Obligor is not engaged in any business other than the Business.

         4A.25 Transaction Documents. The representations and warranties of Obligor contained in each Transaction Document are true and correct in all material respects on the date hereof and will be true and correct in all material respects on the Tranche C Effective Date, except to the extent that such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct on and as of such earlier date), and the Holders shall be entitled to rely upon such representations and warranties with the same force and effect as if they were made to the Holders directly.

         4A.26 No Litigation. Except as set forth in Schedule 4A.26, there are no actions, suits or proceedings pending, taken or, to Obligor's Knowledge, threatened by any Person before any governmental body or by an elected or appointed public official or private person in the United States or elsewhere, whether or not having the force of law, which might otherwise relate to or affect the Intellectual Property or which seeks to vary, terminate or otherwise affect any of the Transaction Documents or Transactions.

SECTION 4B. REPRESENTATIONS AND WARRANTIES OF ARETE. Arete represents and warrants to, and covenants with, Purchaser and all Holders that:

         4B.1 Corporate Existence and Power. Arete is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Arete is duly qualified to do business in each jurisdiction where the failure to so qualify could have a Material Adverse Effect. Arete has all requisite corporate power to own its properties and to carry on all other business as now being conducted and as proposed to be conducted by Arete, and to execute, deliver and perform its obligations under each Transaction Document to which it is a party.

         4B.2 Corporate Authority. The execution, delivery and performance by Arete of each Transaction Document to which it is a party are within its corporate powers and have been duly authorized by all necessary corporate action on the part of its Board of Directors. No stockholder approval is required by Arete for the Transactions.

         4B.3 Binding Effect. Each of the Transaction Documents which contemplates that Arete is to be a party has been duly executed and delivered by Arete and constitutes legal, valid and binding obligations of Arete, enforceable against Arete in accordance with its terms, except the enforceability of Transaction Documents may be subject to or limited by (a) bankruptcy, insolvency, reorganization, arrangement, moratorium or similar laws relating to or affecting the rights of creditors generally, (b) general principles of equity, regardless of whether such enforceability is considered in a proceeding in law or in equity and (c) the effect of those provisions and principles of California law which provide that a Court may refuse to enforce or may limit the application of a contract or any clause thereof which the court finds as a matter of law have been unconscionable at the time it was made.

         4B.4 No Conflict. To Arete's Knowledge, the execution and delivery by Arete of any Transaction Document to which it is a party will not conflict with, or result in a breach or violation of the terms of or constitute a default under, or result in the creation of any Lien on any properties of Arete, the articles of incorporation or by-laws of Arete or any contract, agreement, mortgage, indenture, lease or instrument to which Arete is a party or by which Arete's assets are bound or, to Arete's Knowledge, violate any treaty, law, regulation or Order to which Arete or its assets are subject.

         4B.5 Consents. No consent, approval or authorization of or declaration, registration or filing with any governmental authority of the United States or any subdivision thereof is required in connection with the execution or delivery by Arete of the Transaction Documents, or the performance by Arete of its obligations thereunder, or as a condition to the legality, validity or enforceability of any of the Transaction Documents.

         4B.6 Assets and Properties. Arete owns no real property. True and complete copies of all leases of real property to which Arete is a party with respect to property used in the conduct of the Business, together with all amendments, modifications and supplements thereto to the date of this Agreement, have been delivered to Purchaser or its representatives. Arete has good and marketable title to all properties (other than properties leased from others), used in the Business subject to no Lien of any kind. The properties owned by, leased to, licensed to, or used in the conduct of the Business are in good operating condition and repair, ordinary wear and tear excepted, and serve the function for which they are intended. No Transaction Document nor any of the Transactions will materially adversely affect any right, title or interest of Arete in and to any of the assets or properties owned, leased or used in the conduct of the Business. Except as disclosed in Schedule 4B.6, neither Arete nor any other shareholders, director, officer of affiliate of Arete owns any equipment (technical, computer, office or other), furniture and other goods and chattels used in connection with the Business or otherwise material to the Business.

         4B.7 Taxes. Arete has filed all tax returns and informational returns which are required to have been filed, and has paid all taxes shown to be due and payable on such returns and all other taxes and assessments payable by it, except to the extent that any such tax liability is being diligently contested in good faith and Arete has adequately reserved against such tax liability on its books and financial statements in accordance with GAAP. No material tax liens have been filed and no material claims are being asserted with respect to any such taxes as of the date hereof. No material tax assessment against Arete has been proposed, and all of their respective tax liabilities are adequately provided for on its books and financial statements in accordance with GAAP.

         4B.8 Labor Matters. There has been no strike, work stoppage, slowdown or other labor dispute or grievance involving Persons employed by, or providing services for the benefit of, Obligor nor to Arete's Knowledge, is any such action, dispute or grievance pending or threatened. Arete is not a party to any collective bargaining agreement, and to Arete's Knowledge, there is no pending or threatened organizational effort. There are no pending retaliatory or wrongful discharge claims or employment discrimination charges or complaints or administrative or judicial complaints pending against any Person employed by, or providing services for the benefit of, Obligor before any governmental body, nor, to Arete's Knowledge, are there any threats of such charges or complaints, except for the Currier Matter and for the claim by Alan Johnson, previously disclosed to Purchaser. That confidential memorandum from Charmagne N. Shearrill to Stephen Lubard dated June 7, 1997 accurately and completely describes the circumstances and facts surrounding the Currier Matter.

         4B.9 Environmental Matters. Except as set forth in Schedule 4B.9: (i) there is no pending Environmental Matter, nor to are there any facts that could reasonably be expected to result in any Environmental Matter, and to Arete's Knowledge, are there any facts that could reasonably be expected to result in any Environmental Matter, and Arete has not assumed any liability of any other Person for cleanup, compliance, or required capital expenditures in connection with any Environmental Matter; (ii) to Arete's Knowledge, all properties used, owned, leased, operated, managed or controlled by Arete or Obligor are free of contamination from Hazardous Materials and are free of any other potentially harmful chemical or physical conditions that could have a Material Adverse Effect; (iii) to Arete's Knowledge each of Arete and Obligor is in compliance with all applicable Environmental Laws and has not received any notice of violation of any Environmental Law or of any potential liability for cleanup of Hazardous Materials, and, to Arete's Knowledge, Arete nor Obligor has generated, manufactured, refined, recycled, discharged, emitted, released, buried, processed, produced, reclaimed, stored, treated, transported, or disposed of any Hazardous Materials in violation of any treaty, law, regulation or Order; (iv) to Arete's Knowledge no real property used, leased or controlled by Arete or Obligor is listed or proposed for listing on the National Priorities List under CERCLA or listed in the Comprehensive Environmental Response, Compensation, Liability Information System List promulgated pursuant to CERCLA, or on any comparable list maintained by any governmental body; and (v) to Arete's Knowledge neither Arete's nor Obligor has any liabilities, absolute or contingent on the date hereof with respect to Hazardous Materials.

          4B.10 Compliance with Applicable Law Permits, Licenses and Authorizations. To Arete's Knowledge, Arete is not violating and has not violated any treaty, law, regulation or Order in the conduct of the Business. To Arete's Knowledge Arete holds, and is in material compliance with, all governmental permits, licenses, and authorizations necessary for Arete in connection with the Business.

         4B.11 Employee Matters, Compliance with ERISA. (a) To Arete's Knowledge, Obligor has furnished Purchaser with a true and complete list of all Persons rendering services to, or on behalf of, Obligor on a full-time or part-time basis. Schedule 4A.13 sets forth a true and complete list of all Persons who are key personnel in the Business.

               (b) To Arete's Knowledge, no Pension Plan which is subject to
Part 3 of Subtitle B of Title I of ERISA or Section 412 of the Code has or had an accumulated funding deficiency (as such term is defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of such Pension Plan heretofore ended;

               (c) To Arete's Knowledge, no liability to the PBGC (other than required insurance premiums, of which all that are required to have been paid on or before the date hereof have been paid) has been incurred and is outstanding with respect to any Pension Plan, and there has not been any "Reportable Event" (within the meaning of Section 4043(b) of ERISA or the regulations promulgated thereunder), or any other event or condition, which presents a risk of involuntary termination of any Pension Plan by the PBGC.

               (d) To Arete's Knowledge, neither Arete, Obligor, Administaff, any Multiemployer Plan or Plan nor any trust created thereunder, nor any trustee or administrator thereof, has engaged in a prohibited transaction (as such term is defined in Section 4975 of the Code or described in Section 406 of ERISA) that could subject Arete or Obligor or the assets of either to any tax or penalty on prohibited transactions imposed under said Section 4975 or Section 502(i) of ERISA.

               (e) To Arete's Knowledge, no liability has been incurred and is outstanding with respect to any Multiemployer Plan as a result of the complete or partial withdrawal by Arete, Obligor, Administaff or any ERISA Affiliate from such Multiemployer Plan under Title IV of ERISA, nor has any of Arete,

Obligor, Administaff or any ERISA Affiliate been notified by any Multiemployer Plan that such Multiemployer Plan is currently in reorganization or insolvency under and within the meaning of Section 4241 or 4245 of ERISA or that such Multiemployer Plan intends to terminate or has been terminated under Section 4041 A of ERISA.

               (f) To Arete's Knowledge, Arete, Obligor, Administaff the ERISA Affiliates, and all Plans and Multiemployer Plans are in compliance with all applicable provisions of ERISA and the Code and with the applicable law and administrative requirements of any relevant jurisdiction and the regulations and published interpretations thereunder.

               (g) To Arete's Knowledge, the actuarial present value of all benefit liabilities (as defined in Section 4001(a)(16) of ERISA) under each Pension Plan that is subject to Title IV of ERISA does not exceed the fair market value of the assets allocable to such liabilities, determined as if such Plan were terminated as of the date hereof, and by using such Plan's actuarial assumptions as set forth in the most recent actuarial report pertaining to such Plan.

               (h) To Arete's Knowledge, no Multiemployer Plan has any unfunded vested benefits within the meaning of Section 4213(c) of ERISA.

               (i) To Arete's Knowledge, no event has occurred with respect to any Plan or with respect to any other employee benefit pension plan (as defined in Section 3(2) of ERISA) established or maintained at any time during the five-year period immediately preceding the date hereof for the benefit of employees of Arete or Obligor, or any ERISA Affiliate, which presents a risk of liability of any of such Persons under Section 4069 of ERISA.

               (j) To Arete's Knowledge, there are no liabilities under the Plans that are employee welfare benefit plans (as defined in Section 3(l) of ERISA) providing for medical, health, life or other welfare benefits that are not insured by fully paid non-assessable insurance policies, and no such Plan provides for continued medical, health, life or other welfare benefits for employees after they leave the employment of Arete, Obligor, Administaff or any ERISA Affiliate (other than any such welfare benefits required to be provided under the Consolidated Omnibus Budget Reconciliation Act of 1985 or other similar law).

               (k) To Arete's Knowledge, neither Arete or Obligor, nor any ERISA Affiliate or Arete or Obligor is a party in interest (as defined in Section 3(14) of ERISA) with respect to any employee benefit plan (as defined in Section 3(3) of ERISA), other than the Plans.

               (1) To Arete's Knowledge, neither Arete or Obligor nor Administaff nor any ERISA Affiliate of Arete or Obligor has breached or violated any of the responsibilities, obligations or duties imposed upon any of such Persons by the Code or ERISA or any other statute, regulation, or governmental order which breach or violation has given rise, or could give rise in the future to, any material liability of, or obligation to pay money by, Arete or Arete.

               (m) To Arete's Knowledge, there are no actions, suits or claims, pending, asserted or, threatened against any Plan, Arete, Obligor, Administaff, any ERISA Affiliate, or any Person for which Arete or Obligor may be directly or indirectly liable through indemnification arrangement or otherwise, other than routine claims for benefits.

               (n) To Arete's Knowledge, all required reports and descriptions of the Plans of Arete, Obligor, Administaff or ERISA Affiliates (including but not limited to Form 5500 Annual Reports, Summary Annual Reports and Summary Plan Descriptions) have been timely filed and distributed, and any notices required by ERISA or the Code or any other applicable law, ruling or regulation.

               (o) No proceeding is reasonably expected to be instituted or to Arete's Knowledge no proceeding has been instituted under Section 515 of ERISA to collect delinquent contributions to a Plan.

         4B.12 Intellectual Property. (a) Schedule 4A.16(a) sets a true and complete list of all Intellectual Property owned by, licensed to, and licensed by Obligor as more specifically described in Section 4A.16. To Arete's Knowledge, except as to the matters set forth on Schedule 4A.16(b), there is no reason to believe that any patent applications set forth on Schedule 4A.16(a) will not be granted, including without limitation any patent application, whether pending on the date hereof or not.

               (b) Except as set forth on Schedule 4A.16(b), Obligor owns and has good title to, or is party to enforceable and non-revocable license agreements permitting Obligor to use all items of Intellectual Property, free from Liens and restrictions, which are currently used or necessary or desirable for the present and, to the best of Arete's Knowledge planned future conduct of the Business.

               (c) Except as set forth in Schedule 4A.16(a) or 4A.16(b), (i) to Arete's Knowledge, none of the present or contemplated products or operations of Obligor, or the Intellectual Property or Obligor's use thereof, infringes or otherwise violates any intellectual property owned by any other Person, and (ii) there is no pending or, to Arete's Knowledge, threatened claim, demand, litigation, investigation, arbitration or other proceeding contesting Arete's or Obligor's right to manufacture, distribute or sell any such product or to engage in any such operation, or to use or otherwise exploit any Intellectual Property.

               (d) Except as set forth on Schedules 4A.16(a) or (b), all registrations for Intellectual Property identified thereon and all applications to register Intellectual Property have been filed with the appropriate government authorities. To the best of Arete's Knowledge, the Intellectual Property owned by Obligor or Arete is valid and enforceable in all material respects. Obligor or Arete has the right to bring actions for infringement or unauthorized use of the Intellectual Property described on Schedule 4A.16(a), and there is no valid basis for any such action.

               (e) All algorithms, designs, drawings, specifications, source code, object code, documentation, flow charts, diagrams and other Technology were to Arete's Knowledge developed and created primarily by the Persons identified in Schedule 4A.16(e), or otherwise disclosed to Purchaser in writing. Each of the Persons listed in Schedule 4A.16(e) is either (i) an employee of Obligor or Arete whose work on the Technology constitutes a work made for hire for such party (ii) a third party who assigns his ownership of his/her or its rights to Obligor pursuant to a valid and enforceable agreement. Arete has at all times used, and will at all times use, its best efforts to protect the confidentiality of all of their other confidential and proprietary information and that of third parties that is in, or comes into, its possession.

               (f) Except as set forth in Schedule 4A.16(f), each Person who is rendering, or in the past, to Arete's Knowledge, rendered or in future renders, significant or substantial services to Arete in respect of the Business with access to the Technology has executed and delivered, or will execute and deliver, to Obligor a Confidentiality and Assignment Agreement substantially in the form of Exhibit G. To Arete's Knowledge, such confidentiality and non-disclosure agreements constitute valid and binding obligations of such Persons, enforceable in accordance with their respective terms.

               (g) To Arete's Knowledge, no product liability or warranty claim has been asserted or overtly threatened against Arete nor, to Arete's Knowledge, is there a valid basis for any such claim.

               (h) Except for the fees payable by Obligor pursuant to the License Agreement, and the fees payable pursuant to the Mitsubishi Patent License, no royalty or other fees are required to be paid by Obligor to any Person in respect of the use of any of the Intellectual Property. Except as set forth in Schedule 4A.16(h), Obligor has the exclusive right to use all of the Intellectual Property and neither Arete nor Obligor has granted any license or other right to any other Person, directly or indirectly, in respect of any Intellectual Property. There are no restrictions which do or could adversely affect the rights of Obligor to use and exploit the Intellectual Property. None of the rights of Obligor or Arete in the Intellectual Property will be impaired or affected in any way by the Transactions (except as to Arete pursuant to the License Agreement). The conduct of Obligor, and Arete so for as it relates to the Business of Obligor, does not include any activity which might constitute passing off.

               (i) No Person has any option or similar right to acquire or use any right, title or interest in or to any Intellectual Property other than Arete or Obligor.

         4B.13 Customers and Suppliers. To Arete's Knowledge, there is no reason to believe that any significant customer (other than the government of Venezuela) or supplier of Obligor or of Arete in connection with the Business will cease to do business with Obligor (or Arete, as the case may be) in the same manner and at the same levels as previously conducted with or anticipated by Arete. No such supplier has notified Arete of any expected or projected increase in the cost of goods or services provided by such supplier, to Obligor or Arete, as the case may be.

         4B.14 Business Operations and Other Information, Financial Condition.
(a) As of the date of each of the balance sheets included in the Arete Financial Statements, Arete had no Indebtedness or liability, absolute or contingent, liquidated or unliquidated, except Indebtedness and liabilities reflected or reserved against on such balance sheets or described in the notes thereto. Since the Balance Sheet Date, no Material Adverse Effect has occurred.

               (b) The Arete Financial Statements have been prepared in accordance with GAAP and fairly, completely and accurately present the financial position of Arete and the financial information presented therein for the periods and as at the date thereof The notes to such Arete Financial Statements do not contain any misstatement of a material fact, nor do they omit to state a material fact required to make any statement contained therein true.

               (c) There are no material liabilities of Arete, contingent or otherwise, existing on the date hereof or which will exist on the Tranche C Effective Date in respect of which Arete may be liable other than (i) liabilities disclosed in, reflected in, or provided for in the Arete Financial Statements; and (ii) liabilities incurred in the ordinary course of business and attributable to the period since the Balance Sheet Date, none of which could have a Material Adverse Effect.

               (d) The books of account and financial records of Arete have been prepared in accordance with GAAP and fairly and correctly set out and disclose all material respects of the financial position of Arete.

         4B.15 Disclosure. No Transaction Document or any other document furnished to Purchaser or any Holder by or on behalf of Arete in connection with the Transactions, including without limitation the Arete Financial Statements, contained, as of its respective date, the date hereof, the Tranche C Effective Date or any Closing Date, any untrue statement of a material fact, or as of any such date omitted to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which they were made, not misleading. To Arete's Knowledge, there are no facts that individually or in the aggregate have had a Material Adverse Effect or, could have a Material Adverse Effect in the future.

         4B.16 Offering of Securities. Assuming the truth and accuracy of Purchaser's representations and warranties in Section 5.1, the offer, issuance and sale of the Debentures and issuance of Series A Preferred Stock upon conversion of the Debentures and the issuance of Common Stock upon conversion of the Series A Preferred Stock are exempt from the registration requirements of
Section 5 of the Securities Act, and Obligor has not taken nor will it take any action which would subject the issuance or sale of any of the Debentures or issuance of Series A Preferred Stock upon conversion of the Debentures, or issuance of Common Stock upon conversion of the Series A Preferred Stock to the provisions of Section 5 of the Securities Act or violate the provisions of any securities or Blue Sky laws of any applicable jurisdiction.

         4B.17 Manpower and Tax Sharing Agreement. The Manpower and Tax Sharing Agreement will be prepared reasonably and in good faith. To Arete's Knowledge, there are no facts or circumstances that are reasonably likely to result in any material deviation from any provisions the Manpower and Tax Sharing Agreement.

         4B.18 Sole Business. Obligor is not engaged in any business other than the Business.

         4B.19 Transaction Documents. (1) The representations and warranties of Arete contained in each Transaction Document are true and correct in all material respects on the date hereof and will be true and correct in all material respects on the Tranche C Effective Date, except to the extent that such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct on and as of such earlier date), and the Holders shall be entitled to rely upon such representations and warranties with the same force and effect as if they were made to the Holders directly.

         4B.20 No Litigation. There are no actions, suits or proceedings pending, taken or, to Arete's Knowledge, threatened before or Person by any governmental body or by an elected or appointed public official or private person in the United States or elsewhere, whether or not having the force of law, which might otherwise relate to or affect the Intellectual Property or which seeks to vary, terminate or otherwise affect any of the Transaction Documents or Transactions.

SECTION 5 REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser represents. and warrants to Arete and Obligor as follows:

         5.1 Investment Intent. Purchaser is acquiring the Debentures for its own account, for investment, and not with a view to or for sale in connection with any distribution thereof in violation of the registration provisions of the Securities Act or the rules and regulations promulgated thereunder or in violation of any Canadian statutes, laws, rules or regulations.

         5.2 Corporate Existence and Power. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of British Columbia, Canada. Purchaser is duly qualified to do business in each jurisdiction where the failure to so qualify could have a material adverse effect on Purchaser's business. Purchaser has all requisite corporate power to own its properties and to carry on its business and to execute, deliver and perform its obligations under each Transaction Document to which it is a party.

         5.3 Corporate Authority. The execution, delivery and performance by Purchaser of each Transaction Document to which it is a party are within its corporate powers and have been duly authorized by all necessary corporate action on the part of its Board of Directors and stockholders.

         5.4 Binding Effect. Each of the Transaction Documents which contemplates that Purchaser is to be a party has been duly executed and delivered by Purchaser and constitutes legal, valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with its terms, except the enforceability of Transaction Documents may be subject to or limited by (a) bankruptcy, insolvency, reorganization, arrangement, moratorium or similar laws relating to or affecting the rights of creditors generally, (b) general principles of equity, regardless of whether such enforceability is considered in a proceeding in law or in equity and (c) the effect of those provisions and principles of California law which provide that a Court may refuse to enforce or may limit the application of a contract or any clause thereof which the court finds as a matter of law have been unconscionable at the time it was made.

         5.5 Financing. Purchaser has at least 3,000,000 Canadian Dollars in cash or cash equivalents on the date hereof and the Closing Date.

         5.6 No Conflict. Neither the execution and delivery by Purchaser of any Transaction Document to which it is a party, nor fulfillment of or compliance by Purchaser with the terms and provisions of its obligations under the Transaction Documents, will conflict with, or result in a breach or violation of the terms of or constitute a default under, or result in the creation of any Lien on any properties of Purchaser, the charter or by-laws of Purchaser or any contract, agreement, mortgage, indenture, lease or instrument to which Purchaser is a party or by which its assets are bound or violate or, to the best knowledge of Purchaser, any treaty, law, regulation or Order to which Purchaser or any of its assets are subject.

         5.7 Consents. Except as set forth in Schedule 5.7, no consent, approval or authorization of or declaration, registration or filing with any governmental authority of the United States or any subdivision thereof is required in connection with the execution or delivery by Purchaser of the Transaction Documents, or the performance by Purchaser of its obligations thereunder, or as a condition to the legality, validity or enforceability of any of the Transaction Documents, all of which shall have been obtained prior to the date hereof and will remain in full force and effect.

         5.8 No Litigation. To the best knowledge of Purchaser, there are no actions, suits or proceedings pending, taken or threatened by any Person before any governmental body or by an elected or appointed public official or private person in the United States or elsewhere, whether or not having the force of law, which might otherwise relate to or affect the Intellectual Property or which seeks to vary, terminate or otherwise affect any of the Transaction Documents or Transactions or which may affect the ability of Purchaser to purchase the Debentures at the time and in the manner set forth in this Agreement.

         5.9 Transaction Documents. The representations and warranties of Purchaser contained in each Transaction Document are true and correct in all material respects on the date hereof and will be true and correct in all material respects on the Tranche C Effective Date and each Closing Date, except to the extent that such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct on and as of such earlier date). This Agreement and the other Transaction Documents constitute the only material agreements relating to the Transactions to which Purchaser is a party.

         5.10 Broker's or Finder's Commissions. Except as disclosed in Section 4A.9 above, Purchaser is not aware of any broker's or finder's fee or commission that will be payable by any Person with respect to the issuance and sale of the Debentures or any of the Transactions.

         5.11 Access. By reason of its business and financial experience, Purchaser has the capacity to protect its own interests in connection with the Transactions and has been given full and adequate access to certain officers and employees of Obligor for the purpose of conducting due diligence.

SECTION 6A CONDITIONS TO PURCHASER'S OBLIGATION TO CLOSE. Purchaser's obligation to purchase the Debentures hereunder on the Tranche C Effective Date and any Closing Date shall be subject to the satisfaction (or written waiver by Purchaser), on or before such Tranche C Effective Date or Closing Date, of the following conditions:

         6A.I Proceedings Satisfactory. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated to occur on or before such Tranche C Effective Date or such Closing Date and all related documents shall be reasonably satisfactory in form and substance to Purchaser, and Purchaser shall have received all such documents as they may reasonably request, including, without limitation: (i) good standing and tax clearance certificates for Arete and Obligor in jurisdictions where they are organized;
(ii) certified copies of Obligor's charter documents (iii) certified copies of resolutions of the Board of Directors of Arete and Obligor authorizing the execution and delivery of the Transaction Documents to which it is a party and the transactions contemplated thereby, including without limitation the reservation of the Series A Preferred Stock for issuance upon conversion of the Debentures and reservation of Common Stock upon conversion of the Series A Preferred Stock; (iv) certified copies of resolutions of the shareholders of Obligor adopting, and authorizing the filing of the Amended and Restated Articles of Obligor and Stock Option Plan; and (v) certificates as to the incumbency and signatures of each of the officers of Arete and Obligor who shall execute any Transaction Document or other document executed and delivered pursuant to or in connection with this Agreement.

         6A.2 Opinions of Counsel for Obligor and Arete. Purchaser shall have received from counsel to Arete and counsel to Obligor in connection with the Transactions prior to the Tranche C Effective Date, a favorable legal opinion, dated the Closing Date and addressed to Purchaser, covering such matters relating to the Transactions as Purchaser may reasonably request.

         6A.3 Representations and Warranties True. The representations and warranties contained in Sections 4A, 4B and elsewhere in the Transaction Documents and in any certificate delivered by or on behalf of Arete or Obligor shall be true and correct on and as of the Tranche C Effective Date and such Closing Date with the same effect as if such representations and warranties had been made on and as of the Tranche C Effective Date and such Closing Date after giving effect to the Transactions to be consummated on or prior to the Tranche C Effective Date and such Closing Date, except to the extent that such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct on and as of such earlier date). Each of Arete and Obligor shall have performed all agreements on its part required to be performed under this Agreement and under any other Transaction Document on or prior to the Tranche C Effective Date and such Closing Date, and there shall exist no Default or Event of Default on the Effective Date and such Closing Date after giving effect to the Transactions contemplated by this Agreement. Each of Arete and Obligor shall have delivered to Purchaser an Officer's Certificate, dated as of the Tranche C Effective Date and such Closing Date, to the effect of the matters stated in the foregoing sentences of this Section 6A.3 and in Sections 6A.4, 6A.5, 6A.6, 6A.7, 6A.8, 6A.10 and 6A.11.

         6A.4  Absence of Material Adverse Change, Etc. Since December 31,
1997, no Material Adverse Effect (regardless of whether it relates to Obligor or Arete) shall have occurred, other than the losses projected in the business plan of Obligor previously delivered to the Purchaser.

         6A.5 Consents and Approvals. All necessary consents, waivers, approvals and authorizations of, and declarations, registrations and filings with, governmental bodies and other Persons required in order to issue and sell the Debentures as contemplated hereby and to consummate the other Transactions shall have been obtained or made and shall be in full force and effect.

         6A.6 Absence of Litigation, Orders. Etc. Save and except for the potential litigation involving Alan Johnson as previously disclosed to the Purchasers, there shall not be pending or, to the knowledge of any party, threatened, any action, suit, proceeding, governmental investigation or arbitration against or affecting Purchaser, Arete or Obligor or the Intellectual Property, Technology or other assets or property of either of them which seeks to enjoin or restrain any of the Transactions or which could have a Material Adverse Effect. No Order shall be in effect which purports to enjoin or restrain any of the transactions contemplated herein or which has had or is reasonably likely to have a Material Adverse Effect.

         6A.7 Recapitalization. The Recapitalization shall have been consummated in accordance with the terms the Recapitalization Plan prior to the Tranche C Effective Date.

         6A.7a Filing of Amended and Restated Articles of Obligor. Obligor shall cause to be filed with the California Secretary of State, the Amended and Restated Articles of Obligor, in the form of Exhibit A hereto as part of the Recapitalization.

         6A.8 License. The License Agreement shall have been duly executed and delivered by the parties thereto, prior to the Tranche C Effective Date, and shall be in full force and effect.

         6A.9 Manpower and Tax Sharing Agreement. Arete and Obligor shall have executed and delivered to Purchaser prior to the Tranche C Effective Date the Manpower and Tax Sharing Agreement and such Agreement shall be in full force and effect.

         6A.10 Agreements of Certain Persons. Arete and Obligor shall have delivered to Purchaser prior to the Tranche C Effective Date, in form and substance satisfactory to Purchaser in its reasonable discretion, Confidentiality and Assignment Agreements between Obligor or Arete and all Persons set forth on Schedule 4A.16(e), fully executed and in full force and effect.

         6A.11 Export Permits. Arete and Obligor shall have obtained and delivered to Purchaser copies of such export pen-nits and other licenses and documents as may be required under the laws of the United States to permit the export of the products of Obligor and the licensing of the Technology and Intellectual Property to persons outside of the United States.

SECTION 6B. CONDITIONS TO OBLIGOR'S OBLIGATION TO CLOSE. Obligor's obligation to sell the Debentures hereunder on the Tranche C Effective Date and any Closing Date shall be subject to the satisfaction (or written waiver by Obligor), on or before such Tranche C Effective Date or Closing Date, of the following conditions:

         6B.1 Representations and Warranties True. The representations and warranties contained in Section 5 and in any certificate delivered by or on behalf of Purchaser shall be true correct on and as of the Tranche C Effective Date and such Closing Date with the same effect as if such representations and warranties had been made on and as of the Tranche C Effective Date or the Closing Date after giving effect to the Transactions to be consummated on or prior to such Tranche C Effective Date or Closing Date, except to the extent that such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct on and as of such earlier date). Obligor shall have delivered to Purchaser an Officer's Certificate, dated as of the Tranche C Effective Date and such Closing Date, to the effect of the matters stated in the foregoing sentences of this Section 6B.1 and 6B.2.

         6B.2 Absence of Litigation. Orders, Etc. There shall not be pending or, to the knowledge of any party, threatened, any action, suit, proceeding, governmental investigation or arbitration against or affecting Purchaser, Arete or Obligor or the Intellectual Property, Technology or other assets or property of either of them which seeks to enjoin or restrain any of the Transactions or which could have a Material Adverse Effect, other than the claim of Alan Johnson, previously disclosed. No Order shall be in effect which purports to enjoin or restrain any of the transactions contemplated herein or which has had or is reasonably likely to have a Material Adverse Effect.

SECTION 7 AFFIRMATIVE COVENANTS. Obligor hereby covenants and agrees that, so long as any of the Debentures or Conversion Stock shall be and remain outstanding:

         7.1 Use of Proceeds. The use of proceeds of the issuance and sale of the Debentures shall be used solely for working capital of Obligor for the development of its fingerprint technology and the manufacture and sale of related products.

         7.2 Payment of Obligations. Obligor will duly and punctually pay the principal of and interest on the Debentures in accordance with the terms of such Debentures and this Agreement, and each of Obligor and Arete will duly and punctually pay and perform all of their respective Obligations, covenants, agreements and conditions contained in the other Transaction Documents.

         7.3 Payment of Taxes and Claims. Obligor will pay before they become delinquent: (i) all taxes, assessments and governmental charges or levies imposed upon Obligor, its income or profits or upon its property, real, personal or mixed, or upon any part thereof, (ii) all claims of landlords, warehousemen or materialmen, for labor, materials and supplies or of any other nature which, if unpaid, would result in the creation of a Lien upon property of Obligor, and
(iii) all claims, assessments, or levies required to be paid by Obligor, or any ERISA Affiliate pursuant to any Pension Plan or Multiemployer Plan or any agreement, contract, statute or Order governing or relating to any such plan; provided, that the taxes, assessments, claims, charges and levies described herein need not be paid while being diligently contested in good faith and by appropriate proceedings so long as (i) adequate book reserves have been established with respect thereto in accordance with GAAP and (ii) Obligor's title to and right to use its property and the Intellectual Property is not materially adversely affected by such non-payment. Obligor will timely file all tax returns required to be filed in connection with the payment of taxes required by this Section 7.3.

         7.4 Maintenance of Properties, Records and Corporate Existence. Obligor will, in its reasonable business judgment: (i) diligently prosecute all patent applications and defend all intellectual property rights relating to the Business, (ii) maintain its properties in good condition, reasonable wear and tear excepted, and make all necessary renewals, repairs, replacements, additions, betterments, and improvements thereto; (iii) keep books of records and accounts in which full and correct entries will be made of all its business transactions and will reflect in its financial statements adequate accruals and appropriations to reserves, all in accordance with GAAP; (iv) maintain the same fiscal year during and after the current fiscal year ending December 31, 1998;
(v) do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, and its material contract rights, powers and franchises; and (vi) comply with all material applicable laws, regulations, Orders, franchises, authorizations, licenses and pen-nits of, any governmental body.

         7.5 Inspection of Properties and Books. Purchaser and the Holders shall have the right during normal business hours and upon three business days' prior notice (a) to visit and inspect any of the properties of Obligor, (b) to examine Obligor's books of account and records and to make copies and extracts therefrom at Holder's expense, and (c) to discuss Obligor's affairs, finances and accounts with, and to be advised as to the same by, Obligor's officers and employees and Obligor's independent public accountants. Purchaser and the Holders shall be entitled to meet with the senior management of Obligor at least once during each fiscal quarter of Obligor to discuss Obligor's financial statements, business, assets, operations and prospects.

         7.6 Initial Public Offering, Additional Financing. Arete and Purchaser shall use their reasonable best efforts to cause the business of Obligor to become publicly traded by way of an Initial Public Offering, ("IPO") undertaken by Obligor, or by otherwise causing the business of Obligor to be wholly-owned by a publicly traded company. In respect of this matter, the parties acknowledge and agree that it is their intention, subject to there being no adverse securities, legal or tax issues, that the business of Obligor will become public by way of Obligor being acquired by, or merged with, the Purchaser, rather than by undertaking an IPO on behalf of the Obligor. The parties further acknowledge and agree that this may be effected by the Purchaser acquiring all of the issued and outstanding shares of Obligor, and any securities or agreements pursuant to which shares might be issued in the future, such that Obligor becomes a wholly-owned subsidiary of the Purchaser, or by Obligor being merged with the Purchaser, by merger, amalgamation, arrangement or otherwise, in order to create a new corporate entity that wholly-owns the business of Obligor. As part of that process, the parties shall use their best efforts to cause the Series A Preferred Stock or Common Stock to become publicly tradable within two years of the Tranche C Effective Date. If prior to the purchase by Purchaser of all Debentures to which it is entitled hereunder (i.e., $5,000,000), Obligor wishes to raise additional debt or equity financing, and provided that Purchaser has purchased all available Debentures in accordance with the funding schedule herein (or is not in compliance for a reason other than Obligor's or Arete's breach of any Transaction Document), Obligor shall notify Purchaser of the type and amount of financing required, and the valuation of Obligor for such financing, and Purchaser (or its designee) shall then have fifteen (15) days from the date of the notice to notify Obligor if it desires to provide the financing required on the terms of the notice, which such financing shall be consummated within ninety (90) days of such election. If Purchaser (or its designee) elects not to provide the financing, Obligor shall have the right to obtain the financing on substantially the same terms set forth in the notice from any source for a period of one hundred eighty (180) days, as long as such financing does not dilute the shareholding interest of Purchaser. In the event Obligor desires to raise additional debt or equity financing after full and timely completion of the $5,000,000 financing, Purchaser (or its designee) shall have the right of first offer set forth above, but any equity or convertible debt financing shall dilute the shareholding interest of all shareholders, (including Purchaser) pro rata except the shares issued under the Stock Option Plan. The right of first offer described above shall not be applicable to any financing by a strategic partner of Obligor, as determined by the Board of Directors of Obligor. Obligor hereby agrees that Arete is not a strategic partner of Obligor. The Purchaser is not permitted to designate as the Purchaser's designee a Person which is a direct or indirect competitor of BII or Arete in the biometric field.

         7.7   Registration Rights.

               (a) Each time Obligor shall determine to file a registration statement under the Securities Act (other than pursuant to Section 2 hereof and other than on Form S-4, S-8 or a registration statement on Form S- I covering solely an employee benefit plan) in connection with the proposed offer and sale for money of any of its securities either for its own account or on behalf of any other security holder, Obligor agrees to give prompt written notice of its determination to all Holders of Registrable Securities. Upon the written request of the Majority Holder given within thirty (30) days after the receipt of such written notice from Obligor, Obligor agrees to cause all such Registrable Securities, the Holders of which have so requested registration thereof, to be included in such registration statement and registered under the Securities Act, all to the extent requisite to permit the sale or other disposition by the prospective seller or sellers of the Registrable Securities to be so registered.

               (b) If the registration of which Obligor gives written notice pursuant to Section 7.7(a) is for a public offering involving an underwriting, Obligor agrees to so advise the Holders as a part of its written notice. In such event the right of any Holder to registration pursuant to this Section 7.7(b) shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting agree to enter into (together with Obligor and the other holders distributing their securities through such underwriting) an underwriting agreement with the underwriter or underwriters selected for such underwriting by Obligor, provided that such underwriting agreement is in customary form and is reasonably acceptable to the Holders of a majority of the shares of Registrable Securities requested to be included in such registration.

               (c) Notwithstanding any other provision of this Section 7.7, if the managing under-writer of an underwritten distribution advises Obligor and the Holders of the Registrable Securities participating in such registration in writing that in its good faith judgment the inclusion of all Registrable Securities proposed to be included in such registration would interfere with successful marketing (including pricing) of Obligor's Securities, the number of Registrable Securities shall be reduced or eliminated in the sole discretion of the underwriter, and such reduced number of shares shall be allocated among all participating Holders of Registrable Securities and the holders of other securities in proportion, as nearly as practicable, to the respective number of shares of Registrable Securities and other securities held by such Holders and other holders at the time of filing the registration statement. All Registrable Securities and other securities which are excluded from the underwriting by reason of the underwriter's marketing limitation and all other Registrable Securities not originally requested to be so included shall not be included in such registration and shall be withheld from the market by the Holders thereof for such period of time as the managing underwriter reasonably determines is necessary to effect the underwritten public offering.

               (d) If and whenever Obligor is required by the provisions of this
Section 7.7 to effect the registration of Registrable Securities under the Securities Act, Obligor, at its expense and as expeditiously as possible, shall:

                         (i) In accordance with the Securities Act and all
applicable rules and regulations, prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective until the securities covered by such registration statement-have been sold, and prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus contained therein as may be necessary to keep such registration statement effective and such registration statement and prospectus accurate and complete until the securities covered by such registration statement have been sold;

                         (ii) Furnish to the Holders of securities participating
in such registration and to the underwriters of the securities being registered such number of copies of the registration statement and each amendment and supplement thereto, preliminary prospectus, final prospectus and such other documents as such underwriters and Holders may reasonably request in order to facilitate the public offering of such securities;

                         (iii) Use its best efforts to register or qualify the
securities covered by such registration statement under such state securities or blue sky laws of such jurisdictions as such participating Holders and underwriters may reasonably request within ten (10) days prior to the original filing of such registration statement, except that Obligor shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction where it is not so qualified or which will subject it to general taxation;

                         (iv) Notify the Holders participating in such
registration, promptly after it shall receive notice thereof, of the date and time when such registration statement and each posteffective amendment thereto has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

                         (v) Notify such Holders promptly of any request by the
Commission for the amending or supplementing of such registration statement or prospectus or for additional information;

                         (vi) Prepare and file with the Commission, promptly
upon the request of any such Holders, any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for such Holders, is required under the Securities Act or the rules and regulations thereunder in connection with the distribution of the Registrable Securities by such Holders;

                         (vii) Prepare and file promptly with the Commission,
and promptly notify such Holders of the filing of, such amendments or supplements to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event has occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

                         (viii) In case any of such Holders or any underwriter
for any such Holders is required to deliver a prospectus at a time when the prospectus then in circulation is not in compliance with the Securities Act or the rules and regulations of the Commission, prepare promptly upon request such amendments or supplements to such registration statement and such prospectus as may be necessary in order for such prospectus to comply with the requirements of the Securities Act and such rules and regulations;

                         (ix) Advise such Holders, promptly after it shall
receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal such stop order should be issued;

                         (x) Not file any registration statement or prospectus
or any amendment or supplement to such registration statement or prospectus to which the Holders of a majority of the Registrable Securities included or to be included in a registration have reasonably objected on the grounds that such registration statement or prospectus or amendment or supplement thereto does not comply in all material respects with the requirements of the Securities Act or the rules and regulations thereunder, after having been furnished with a copy thereof at least five (5) business days prior to the filing thereof-, provided, however, that the failure of such Holders or their counsel to review or object to any registration statement or prospectus or any amendment or supplement to such registration statement or prospectus shall not affect the rights of such Holders or their respective officers, directors, partners, legal counsel, accountants or controlling Persons or any underwriter or any controlling Person of such underwriter under this Section 7.7 hereof,

                         (xi) Make available for inspection upon request by any
Holder of Registrable Securities covered by such registration statement, by any managing underwriter of any distribution to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by any such Holder or any such underwriter, all financial and other records, pertinent corporate documents and properties of Obligor, and cause all of Obligor's officers, directors and employees to supply all information reasonably requested by any such Holder, underwriter, attorney, accountant or agent in connection with such registration statement; and

                         (xii) At the request of any Holder of Registrable
Securities covered by such registration statement, furnish to such Holder on the effective date of the registration statement or, if such registration includes an underwritten public offering, at the closing provided for in the underwriting agreement, (i) an opinion dated such date of the counsel representing Obligor for the purposes of such registration, addressed to the underwriters, if any, and to the Holder or Holders making such request, covering such matters with respect to the registration statement, the prospectus and each amendment or supplement thereto, proceedings under state and federal securities laws, other matters relating to Obligor, the securities being registered and the offer and sale of such securities as are customarily the subject of opinions of issuer's counsel provided to underwriters in underwritten public offerings, and such opinion of counsel shall additionally cover such legal and factual matters with respect to the registration as such requesting Holder or Holders may reasonably request, and (ii) letters dated each of such effective date and such closing date, from the independent certified public accountants of Obligor, addressed to the underwriters, if any, and to the Holder or Holders making such request, stating that they are independent certified public accountants within the meaning of the Securities Act and dealing with such matters as the underwriters may request, or if the offering is not underwritten that in the opinion of such accountants the financial statements and other financial data of Obligor included in the registration statement or the prospectus or any amendment or supplement thereto comply in all material respects with the applicable accounting requirements of the Securities Act, and additionally covering such other accounting and financial matters, including information as to the period ending not more than five (5) business days prior to the date of such letter with respect to the registration statement and prospectus, as such requesting Holder or Holders may reasonably request as shall be reasonably necessary to enable them to exercise their due diligence responsibility.

Any such information which Obligor provides shall not be disclosed unless such information is necessary to avoid or correct a misstatement or omission in the registration statement or such information has been generally available to the public.

               (e) With respect to each registration effected pursuant to this
Section 7.7 and with respect to each inclusion of shares of Registrable Securities in a registration statement pursuant to this Section 7.7, Obligor agrees to bear all fees, costs and expenses of and incidental to such registration and the public offering in connection therewith; provided, however, that security holders participating in any such registration agree to bear their pro rata share of the underwriting discount and commissions.

               (f) In connection with any registration or Registrable Securities under this Agreement, (i) Obligor hereby agrees to indemnify and hold harmless each Holder of Registrable Securities which are included in a registration statement pursuant to the provisions of this Agreement and each of such Holder's officers, directors, partners, legal counsel and accountants, and each Person who controls such Holder within the meaning of the Securities Act and any underwriter (as defined in the Securities Act) for such Holder, and any Person who controls such underwriter within the meaning of the Securities Act, from and against, and agrees to reimburse such Holder, its officers, directors, partners, legal counsel, accountants and controlling Persons and each such underwriter and controlling Person of such underwriter with respect to, any and all claims, actions (actual or threatened), demands, losses, damages, liabilities, costs and expenses to which such Holder, its officers, directors, partners, legal counsel, accountants or controlling Persons, or any such underwriter or controlling Person of such underwriter may become subject under the Securities Act or otherwise, insofar as such claims, actions, demands, losses, damages, liabilities, costs or expenses arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however that Obligor will not be liable in any such case to the extent that any such claim, action, demand, loss, liability, cost or expense is caused by an untrue statement or omission so made in strict conformity with written information furnished by such Holder, such underwriter or such controlling Person specifically for use in the preparation thereof.

               (g) Each Holder hereby agrees to indemnify and hold harmless Obligor, Arete and each of Obligor's and Arete's officers, directors, partners, legal counsel and accountants, and each Person who controls Obligor within the meaning of the Securities Act and any underwriter (as defined in the Securities
Act) for Obligor, and any Person who controls such underwriter within the meaning of the Securities Act, from and against, and agrees to reimburse Obligor, Arete, their respective officers, directors, partners, legal counsel, accountants and controlling Persons and each such underwriter and controlling Person of such underwriter with respect to, any and all claims, actions (actual or threatened), demands, losses, damages, liabilities, costs and expenses to which Obligor, Arete, their respective officers, directors, partners, legal counsel, accountants or controlling Persons, or any such underwriter or controlling Person of such underwriter may become subject under the Securities Act or otherwise, insofar as such claims, actions, demands, losses, damages, liabilities, costs or expenses arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that Holder will not be liable unless such claim, action, demand, loss, liability, cost or expense is caused by an untrue statement or omission so made in strict conformity with written information furnished by such Holder to Obligor, such underwriter or such controlling Person specifically for use in the preparation thereof.

               (h) Except as expressly permitted by this Agreement and except for an underwriting agreement between Obligor and one or more professional underwriters of securities, Obligor shall not agree to register any equity securities under the Securities Act unless such agreement specifically provides that (i) the holder of such equity securities may not participate in any registration requested pursuant hereto without the written consent of the Holders of a majority of the shares of Registrable Securities included in such registration unless ([x]) the sale of the Registrable Securities is to be underwritten on a firm commitment basis and the managing underwriter in its good faith judgment concludes that the public offering or sale of such equity securities would not cause the number of shares of Registrable Securities and such Equity Securities to exceed the number which can be sold in such offering, and ([y]) the Holders of Registrable Securities shall have the right to participate, to the extent that they may request, in any registration statement initiated under a demand registration right exercised by the holder of such equity securities, except that if the managing underwriter of a public offering made pursuant to such a demand registration limits the number of shares of common stock to be sold, the participation of the Holders of Registrable Securities and the holders of all other common stock (other than the equity securities held by such holder of equity securities) shall be pro rata based upon the number of shares of Registrable Securities and Common Stock held at the time of filing the registration statement, (ii) the holder of such equity securities may not participate in any registration requested pursuant hereto if the sale of Registrable Securities is to be underwritten unless, if the managing underwriter limits the total number of securities to be sold, the holders of such equity securities and the Holders of Registrable Securities are entitled to participate in such underwritten distribution pro rata based upon the number of shares of common stock and Registrable Securities held at the time of filing the registration statement, and ([z]) all equity securities excluded from any registration as a result of the foregoing limitations shall not be included in such registration and may not be publicly offered or sold for such period as the managing underwriter of such registered distribution may request.

         7.8 Events of Default. Obligor covenants and agrees to deliver to the Holders promptly (and in any event within 5 days) after becoming aware of the existence of any Default or Event of

Default, an Officer's Certificate specifying the nature and period of existence thereof and what actions they are taking or propose to take with respect thereto.

         7.9 Non-Competition. Arete shall not knowingly, directly or indirectly, or by action in concert with others, engage in any activity, or invest in, or loan funds to, any Person, that is in direct or indirect competition with Obligor and where such conduct is engaged in unknowingly, Arete shall immediately cease such action when brought to its attention; provided, however that Arete shall have the right to indirectly compete with Obligor by the development, sale or license of technology, inventions, information, developments or any method or process relating to biometric identification systems other than fingerprint identification.

         7.10 Further Assurances. Each of the parties shall use all reasonable efforts to take all action reasonably necessary or advisable to consummate the transactions contemplated by the Transaction Documents, including but not limited to doing all acts, matters or things stated to be done by that party under the Transaction Documents, to satisfy all conditions to performance set forth in any of them and using all reasonable efforts to obtain all necessary waivers, consents and approvals, and to effect all necessary registrations and filings with third parties or governmental or public bodies.

SECTION 8 NEGATIVE AND MAINTENANCE COVENANTS. Obligor covenants and agrees that so long as any Debentures shall be outstanding, unless approved by the Majority
Holders:

         8.1 Restrictions on Liens. Neither Obligor nor Arete will, directly or indirectly, create, assume or suffer to exist any Lien on any Intellectual Property.

         8.2 Limitation on Sale and Leasebacks. Neither Obligor nor Arete will enter into any arrangement whereby Obligor nor Arete shall sell or transfer any property owned by it and material to the Business to any Person and thereupon Obligor or Arete shall lease or intend to lease, as lessee, the same property.

         8.3 Mergers, Consolidations and Sales of Assets; Acquisitions; Subsidiaries. Obligor will not enter into any transaction of merger, amalgamation or consolidation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, license, transfer or otherwise dispose of, in one transaction or a series of transactions, all or substantially all of the assets of Obligor, or acquire by purchase or otherwise all or substantially all of the business or property of any Person or otherwise have any subsidiaries or acquire by purchase or otherwise any subsidiary, or enter into any agreement, contract or understanding providing for any of the foregoing.

         8.4 Conduct of Business. Obligor will not engage in any business other than the Business. Obligor will pursue and develop the Business in good faith in the ordinary course thereof.

         8.5 Transactions with Affiliates. Obligor will not directly or indirectly, enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any stockholder, director, officer or Affiliate of Obligor or Arete, or any stockholder, director, officer or Affiliate of any such Person, unless such transaction is not otherwise prohibited under any Transaction Document, is in the ordinary course of Obligor's business and is on fair and reasonable terms that are not less favorable, taken as a whole, to Obligor, than those that would be obtainable at the time in an arms' length transaction with a Person who does not stand in such relationship.

         8.6 Amendments of Charter, By-Laws and Certain Documents. Obligor will not effect any amendment to or modification of its charter documents or by-laws or any Transaction Document, including without limitation any amendment or modification that imposes any voting requirements with respect to any action of Obligor's Board of Directors, except as provided in Section 16.

SECTION 9 FINANCIAL STATEMENTS AND INFORMATION. Each of Obligor and Arete will furnish to the Holders in the case of items (a), (b), (c) and (d) to each member of the Board of Directors in the case of (e) and (f), so long as any Debentures or Conversion Stock is outstanding:

               (a) Financial Statements. (i) within thirty 30 days of the end of each calendar month as to Obligor and each fiscal quarter as to Arete, copies of the balance sheets of Obligor and Arete as of the end of such month and quarter, and the related consolidated and consolidating statements of operations and cash flows for such month and such quarter and for the portion of the fiscal year ended with the last day of such month and such quarter; (ii) as soon as available and in any event within ninety (90) days after the end of each fiscal year of Obligor or Arete, as the case may be, copies of the audited consolidated and unaudited balance sheets of Obligor and Arete, in each case as of the end of such fiscal year, together with, in each case, the related audited and unaudited statements of operations, stockholders' equity and cash flows for such fiscal year, and the notes thereto, all in reasonable detail. All financial statements furnished pursuant to the foregoing shall be prepared in accordance with GAAP.

               (b) Officer's Compliance Certificates. Concurrently with the reports or financial statements furnished pursuant to subsection (a) of this Section, an Officer's Certificate of the Chief Financial Officer of Arete or Obligor, as the case may be, stating that, based upon such examination or investigation and review of this Agreement as in the opinion of the signer is necessary to enable the signer to express an informed opinion with respect thereto to Arete's Knowledge and Obligor's Knowledge, respectively, no Default or Event of Default exists or has existed during such period or, if such a Default or Event of Default shall exist or have existed, the nature and period of existence thereof and what action Obligor or Arete, as the case may be, has taken, is taking or proposes to take with respect thereto.

               (c) Material Adverse Effect. Promptly after becoming aware of any Material Adverse Effect with respect to which notice is not otherwise required to be given pursuant to this Section 9, an Officer's Certificate of Obligor or Arete, as the case may be, setting forth the details of such Material Adverse Effect and stating what action Obligor or Arete, as the case may be, have taken or proposes to take with respect thereto.

               (d) Litigation and Proceedings. Promptly (and in any event within 15 days) after Arete or Obligor receives notice of the institution of, or threat of, any action, suit, proceeding, governmental investigation or arbitration against or affecting Obligor, the Intellectual Property, Technology or any other property of Obligor, or any material development in any such action, suit, proceeding, governmental investigation or arbitration, which, in either case, if adversely determined, might have a Material Adverse Effect, an Officer's Certificate of Obligor describing the nature and status of such matter in reasonable detail. Purchaser shall notify Obligor and Arete of any litigation or threatened litigation involving Purchaser.

               (e) Annual Budget, Business Plan and Projections. Not later than sixty (60) days prior to the commencement of each fiscal year of Obligor, a copy of (i) a budget of Obligor for such fiscal year, which shall include at minimum a projected balance sheet and a projected statement of operations and cash flows for each month in such fiscal year, together with projections for the financial performance of Obligor for such fiscal year and the basis therefor, and (ii) a business plan for such fiscal year, provided, however, Obligor may redact those portions (and only those portions) which contain confidential and proprietary information.

               (f) Other Information. Any other information, including financial statements and computations, relating to the performance of obligations arising under any Transaction Document and/or the affairs of Obligor or, in connection with the Business, Arete that Purchaser or any Holder may from time to time reasonably request and which is capable of being obtained, produced or generated by Obligor or Arete without undue expense or hardship, and provided that such Holder executes and delivers a non-disclosure agreement acceptable to Obligor with respect to such information.

SECTION 10 EVENTS OF DEFAULT.

         10. 1 Events of Default; Remedies. If any of the following events (herein called "EVENTS OF DEFAULT") shall have occurred and not cured within the time allocated (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or by operation of law or otherwise and such Event of Default shall be deemed to be continuing until waived by the Majority Holders in accordance with the terms hereof):

               (a) Obligor shall default in the due and punctual payment or permitted prepayment of all or any part of the principal of or interest accrued on any Debenture when and as the same shall become due and payable, whether at stated maturity, by acceleration, by permitted notice of prepayment or otherwise and such default shall continue for a period of fifteen (15) days after notice in writing from Purchaser or the Majority Holders; or

                (b) Obligor or Arete shall default in the performance or observance of any of its covenants, agreements or conditions contained in
Section 8 of this Agreement and such default shall continue for a period of fifteen (15) days after notice in writing from Purchaser or the Majority Holders; or

                (c) Obligor or Arete shall default in the performance or observance of any of its covenants, agreements or conditions contained in this Agreement (other than those referred to in any subsection of this Section 10.1 other than this subsection (c)), or Obligor or Arete shall default in the performance or observance of any of its covenants, agreements or conditions contained in any of the other Transaction Documents, and such default shall continue for a period of fifteen (15) days after notice in writing from Purchaser or the Majority Holders; or

                (d) Arete or Obligor shall fail to pay any principal of, premium or interest when the same becomes due and payable (whether at scheduled maturity, or by acceleration, demand or otherwise); or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Indebtedness if the effect of such event or condition is to permit the acceleration of the maturity of such Indebtedness and such default shall continue for a period of fifteen (15) days after notice in writing from Purchaser or the Majority Holders; or

                (e) Obligor shall apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, became insolvent, make a general assignment for the benefit of its creditors, commence a voluntary case under the Bankruptcy Code or the foreign equivalent thereof, file a petition seeking to take advantage of any other debtor relief Statute, fail to controvert in a timely or appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code or the foreign equivalent thereof, admit in writing its inability to pay its debts generally as such debts become due or become insolvent or take any action under the laws of its jurisdiction of organization analogous to any of the foregoing; or

               (f) an inventory proceeding or case shall be commenced, in any court of competent jurisdiction, seeking the liquidation or reorganization of Obligor or readjustment of the Indebtedness of either, the appointment of a trustee, receiver, custodian, liquidator or the like of Obligor, or of all or any substantial part of the assets of either of them, or similar relief in respect of Obligor, as the case may be, under any statute providing for the relief of debtors, and such proceeding or case shall continue undismissed, or unstayed. and in effect, for a period of 90 days; or an order for relief shall be entered in an involuntary case under the Bankruptcy Code, against Obligor; or action under the laws of the jurisdiction of organization of Obligor analogous to the foregoing shall be taken with respect to any of Obligor and shall continue undismissed, or unstayed and in effect, for a period of sixty (60) days; or

               (g) any material representation or warranty made by or on behalf of Arete or Obligor in any Transaction Document or Officer's Certificate or other instrument shall be incorrect or breached in any material respect on the date as of which made (or deemed made); or

               (h) any provision of any Transaction Document shall not be or shall cease to be in full force and effect, due to the actions of Arete or Obligor, or not be, or be asserted in writing by Arete or Obligor not to be valid, binding and enforceable against any Person purported to be bound by it, then each of Purchaser and the Majority Holders may (but shall not be obligated to), by written notice to Obligor, declare the unpaid principal amount of Debentures held by such Person to be, and the same shall forthwith become, immediately due and payable, together with the interest accrued thereon.

         10.2 Suits for Enforcement, Remedies. If any Event of Default shall have occurred and be continuing, the Majority Holders may proceed to protect and enforce the rights of Purchaser and the Holders, either by suit in equity or by action at law, or both, whether for the specific performance of any covenant or agreement contained in any other Transaction Document or in aid of the exercise of any power granted in this Agreement or any other Transaction Document, and may proceed to enforce the payment of all sums due upon the Debentures and any other obligations, and such further amounts as shall be sufficient to cover the costs and expenses of collection (including, without limitation, reasonable counsel fees and disbursements), or to enforce any other legal or equitable right of Purchaser and the Holders.

         10.3 Remedies Cumulative. No remedy conferred herein or in any Transaction Document upon Purchaser or the Holders is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative available at law or in equity or otherwise.

         10.4 Remedies Not Waived. No course of dealing between Arete or Obligor, on the one hand, and Purchaser or any Holder, on the other hand, and no delay or failure in exercising any rights hereunder or under any Transaction Document shall operate as a waiver of any of the rights of Purchaser or any Holder.

SECTION 11 CONVERSION OF DEBENTURES.

         11.1 Conversion of Debentures. Any Holder of any Debenture may, at such Holder's option, at any time and from time to time, convert such Debenture, or any portion of the principal amount thereof, at the rate and upon the terms hereinafter set forth. Provided that no Default or Event of Default shall have occurred and be continuing, all outstanding Debentures shall be converted (a "Mandatory Conversion") upon the Initial Public Offering.

         11.2  Conversion Price. The Debentures shall be convertible pursuant to
Section 11. 1 into shares of Series A Preferred Stock in accordance with the percentages set forth on Schedule 11.2 hereto. The actual number of shares into which Debentures (or parts thereof) shall be converted will be:

               (a)     if Debentures representing

                       (i)      all of Tranche A;

                       (ii)     all of Tranches B and C;

                       (iii)    all of Tranches D and E; or

                       (iv)     all of Tranches F and G are

converted, the number of shares of Series A Preferred Stock into which the Debentures shall be converted will be such number of shares of Series A Preferred Stock so that, if such shares of Series A Preferred Stock were converted into Common Stock, the number of such shares of Common Stock would be equal to the percentage specified in Schedule 11.2 of the Number of Fully Diluted Shares Outstanding as of the date of conversion (including, for clarity and without duplication, the shares to be issued upon such conversion) and (b) if less than all of the

Debentures described in one of clauses (a)(i) to (iv) are so converted, the number of shares of Series A Preferred Stock into which the Debenture (or part thereof) shall be converted will be equal to the number which would be determined under subsection (a) if all of the Debentures in the Tranches described in the applicable subclause (a)(i) to (iv) were so converted, multiplied by a fraction the numerator of which is the amount of the Debenture (or part thereof) being converted and the denominator of which is the total amount of all of the Debentures described in the applicable subclause.

For clarity, the position of the Holder may be diluted by shares of stock issued under the Stock Incentive Plan, both before and after the date of conversion of the Debentures. [Rider A]

[Rider A -- For additional purposes of clarity, and without limiting the generality of the foregoing or any provision of this Agreement, the position of the Holder may also be diluted by shares of stock issued in connection with any additional financing of the Obligor (whether debt or equity) if the Purchaser has failed to purchase debentures by the Outside Purchase Date shown on Schedule
2.2 (unless excused by virtue of Obligor's breach of this Agreement or any Transaction Document), as provided for in this Agreement.]

         11.3 Exercise of Conversion Privilege. (a)(i) To exercise the conversion privilege set forth in Section 11.1, the Holder of any Debenture shall surrender such Debenture, appropriately endorsed, to Obligor at its principal office, accompanied by written notice to Obligor, (X) stating that the Holder elects to convert such Debenture or a portion thereof, and if a portion the amount of such portion, and (Y) setting forth the name or names (with address) in which the certificate or certificates for shares of Conversion Stock issuable upon such conversion shall be issued. A Debenture shall be deemed to have been converted immediately prior to the close of business on the date of receipt by Obligor of such Debenture and notice, even if Obligor's stock transfer books are at that time closed, and the converting Holder shall be treated for all purposes as the record holder of the shares of Conversion Stock deliverable upon such conversion as of the close of business on such date.

               (b) Obligor shall provide notice to each Holder of any event pursuant to which there is a Mandatory Conversion under Section 11. 1 hereof (X) certifying that a Mandatory Conversion has occurred and the underlying events resulting in such conversion (Y) providing detailed instructions regarding the procedure to be followed by the Holders to receive Conversion Stock in respect of the amount of Debentures being converted. A Debenture shall be deemed to have been converted in accordance with Section 11.1 hereof as set forth in the notice required hereunder immediately prior to the close of business on the date of issuance of such notice in accordance herewith by Obligor to the Holders, even if Obligor's stock transfer books are at that time closed, and the converting Holders shall be treated for all purposes as the record holder of the shares of Conversion Stock deliverable upon such conversion as of the close of business on such date. Prior to actual receipt of the notice required under this
Section 11.3(b), no Holder shall be charged with or deemed to possess any knowledge of the occurrence of a Mandatory Conversion or the underlying facts causing such conversion to occur.

               (c) Promptly after the date of conversion, Obligor shall issue and deliver to each converting Holder a certificate or certificates for the number of shares of its Series A Preferred Stock due on such conversion upon submission of the Debentures to be converted for cancellation or replacement (if conversion is as to less than the full amount thereof). Interest shall accrue on the unpaid principal amount of the Debentures converted to the date of conversion, and Obligor shall promptly pay such interest. Upon conversion of any Debenture which is converted in part, Obligor shall execute and deliver to the Holder thereof, at the expense of Obligor, a new Debenture in the aggregate principal amount equal to the unconverted portion (including accrued interest) of such Debenture. Such new Debenture shall have the same terms and provisions, other than the principal amount, as the Debenture or Debentures surrendered for conversion.

               (d) The issue of Conversion Stock certificates on conversion shall be made without charge to the Holder for any tax in respect of the issue thereof, except taxes, if any, on income of the Holder.

         11.4 No Dilution or Impairment. Obligor will not, by amendment of its articles of incorporation or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action or otherwise, avoid or seek to avoid the observance or performance of any of the terms of this Section 11, but will at all times in good faith assist in the carrying out of all such terms and of the taking of all such action as may be necessary or appropriate in order to protect the rights of Purchaser and the Holders of the Debentures against dilution or other impairment.

         11.5 Issuance of Additional Shares. If at any time Obligor issues or sells any Capital Stock ("Additional Capital Stock") after Purchaser has converted some or all of the Debentures in Conversion Stock other than (i) as a dividend or other distribution on the Series A Preferred Stock, in accordance with the Transaction Documents; (ii) pursuant to the Stock Incentive Plan (the shares of which shall dilute the shareholding interest of all holders of Obligor's Securities on a pro rata basis), (iii) in connection with any additional financing of Obligor (whether debt or equity) after completion of the purchase of all Debentures hereunder (unless excused by virtue of Obligor's breach of this Agreement or any Transition Document) which financing shall dilute the shareholding interest of all Holders other than with respect to shares issued under the Stock Incentive Plan (iv) in connection with any additional financing of Obligor (whether debt or equity) if Purchaser has failed to purchase Debentures by the Outside Purchase Date shown on Schedule 2.2 (unless excused by virtue of Obligor's breach of this Agreement or any Transaction Document) which financing shall dilute the shareholding interest of all Holders other than with respect to shares issued under the Stock Incentive Plan, then Obligor shall issue promptly to each Holder of Conversion Stock the number of shares of such Conversion Stock which, together with the number of shares of such Conversion Stock theretofore held by such holder, equals the number shares of Conversion Stock such Holder would have been entitled to receive upon Conversion pursuant to Section 11.2 had the Additional Capital Stock been issued immediately prior to such conversion. For the purposes of the foregoing calculation, [x] the issuance by Obligor of Common Stock shall be deemed the issuance of the same number of shares of Series A Preferred Stock; [y] the issuance by Obligor of any warrant, option or other right to acquire Capital Stock shall be deemed the issuance of the number of shares issuable pursuant thereto; and [z] each adjustment increasing the number of shares issuable pursuant to any warrant, option or other right to acquire Capital Stock shall be deemed an issuance of the additional number of shares thereby receivable upon exercise or exchange thereof.

         11.6 Fractional Shares. No fractional shares of Common Stock will be issued in connection with any conversion hereunder but in lieu of such fractional shares, Obligor shall make a cash payment therefor equal in amount to the product of the applicable fraction multiplied by the fair market value of one full share at the time of such conversion as determined in good faith by the Board of Directors of Obligor.

         11.7 Notices of Certain Events. In case (i) Obligor shall determine to pay any dividend or make any distribution to its shareholders, or offer to its shareholders any right to purchase any securities, or to receive any other right; or (ii) of any capital reorganization of Obligor, any reclassification of the capital stock of Obligor (including a subdivision or combination thereof), any consolidation or merger of Obligor with or into another Person, or any conveyance of all or substantially all of the assets of Obligor to another Person or entity; or (iii) there shall be a voluntary or involuntary dissolution, liquidation or winding up of Obligor, then, and in each such case, Obligor shall promptly give written notice to the Purchaser and the Holders of the Debentures of the date on which (x) the books of Obligor shall close or a record date shall be fixed for determination of the shareholders entitled to receive such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (y) such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding up is to take place, and the time, if any, is to be fixed, as of which the holders of record of Series A Preferred Stock or Common Stock (or such stock or securities at the time receivable upon the exercise of the conversion privilege) shall be entitled to exchange their shares for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding up, as the case may be. Such written notice shall be given at least 30 days prior to the action in question and not less than 30 days prior to the record date or the date on which Obligor's transfer books are closed.

SECTION 12 DELIVERIES. At each Closing, Obligor shall deliver to Purchaser or its designee (i) duly endorsed Debentures in the aggregate principal amount being purchased thereat in the names of such Persons as Purchaser shall theretofore designate in writing to Purchaser(or its designee); (ii) the certificates referenced in Section 6A.1 and 6A.3 hereof, and (iii) such other documents, instruments or certificates which Purchaser (or its designee) may reasonably request. At each Closing, Purchaser (or its designee) shall deliver to Obligor, by wire in available funds or cashiers or bank check, the amount equal to the aggregate principal amount of Debentures being purchased at such Closing.

SECTION 13 TERMINATION. This Agreement may be terminated; provided, however, such termination shall not affect those provisions which, by their terms, remain operative until a later date or indefinitely only by mutual written consent of Obligor, Purchaser and each Holder; or by Obligor or Purchaser if the Tranche C Effective Date shall not have occurred on or prior to June 11, 1998.

SECTION 14 REGISTRATION, EXCHANGE, AND TRANSFER OF DEBENTURES. Obligor will keep at its principal executive office a register, in which, subject to such reasonable regulations as it may prescribe, but at its expense (other than transfer taxes, if any), Obligor will provide for the registration and transfer of the Debentures. Whenever (in accordance with Section 15 below) any Debenture is surrendered, for transfer or exchange, accompanied (if so required by Obligor) by a written instrument of transfer in form reasonably satisfactory to Obligor duly executed by the Holder thereof, Obligor will execute and deliver a new Debenture in such denominations as may be requested by such Holder, of like tenor and in the same aggregate unpaid principal amount as the aggregate unpaid principal amount of the Debenture so surrendered. Any Debenture so issued shall carry the rights to unpaid interest and interest to accrue which were carried by the surrendered Debenture, and neither gain nor loss of interest shall result from any such transfer or exchange of the surrendered Debenture. Any transfer tax or governmental charge relating to such transaction shall be paid by the Holder requesting transfer or exchange. Obligor and any of its agents may treat the Person in whose name any Debenture registered as the sole and exclusive record and beneficial holder and owner of such Debenture all other purposes.

SECTION 15 LOST, STOLEN, DAMAGED AND DESTROYED DEBENTURES. At the request of any Holder, Obligor will issue and deliver at the Holder's expense, in replacement of any lost, stolen, damaged or destroyed Debenture, a new Debenture in the same aggregate unpaid principal amount, and otherwise of the same tenor, as the replaced Debenture. Obligor may require Holder of the replacement Debenture to provide an indemnity and/or security reasonably satisfactory to Obligor; however, if such Holder is Purchaser, Purchaser's unsecured agreement of indemnity shall be deemed sufficient.

SECTION 16 BOARD CONSTITUTION, REPRESENTATION AND ACTION. Obligor and Arete shall (1) cause the Board of Directors of Obligor (the "Obligor Board") to consist of seven members, of which, following the purchase by Purchaser or its nominee of Debentures in an aggregate principal amount not less than $1,250,000, and so long as such Debentures or underlying Conversion Stock is held by Purchaser or its nominee and an Initial Public Offering has not taken place, one
(1) Board member shall be designated by Purchaser, and Purchaser shall also be entitled to have one (1) nonvoting representative at such meeting. Obligor and Arete shall further require, following the purchase by Purchaser or its nominee of Debentures in an aggregate principal amount not less than $5,000,000, the affirmative vote or not less than a majority of the members of Obligor Board, which majority shall, following the purchase of Debentures by Purchaser or its nominee in an aggregate principal amount of not less than $1,250,000, and so long as such Debentures or underlying Conversion Stock is held by Purchaser or its nominee, include Purchaser's Board designee in order for Obligor to: (i) declare or pay, or agree to declare or pay any dividend to any stockholders of Obligor or any Affiliate thereof; (ii) sell, lease, transfer, mortgage, pledge or otherwise dispose of or encumber all or substantially all of Obligor's assets or any material portions of Intellectual Property or Technology; (iii) amend the articles of incorporation or bylaws;

(iv) consolidate, merge or amalgamate with any other Person; or (v) enter into any other transaction that could have a material adverse on the value of the investment of Purchaser or its designee; provided however, that the right of Purchaser's designee on the Board of Directors to approve the foregoing matters shall terminate upon the earlier of an IPO or at such time as Obligor is merged with Purchaser (as provided in Section 7.6 hereof).

SECTION 17 PRIOR ADVANCE. Obligor hereby acknowledges that Purchaser has paid to Obligor, and Obligor has received, as an advance against the purchase of Debentures the sum of $350,000 consisting of payments of $100,000 (the "Initial Advance") and $250,000 (the "Remaining Advance"). If on or prior to June 11, 199 8 Purchaser has not purchased the Debentures under Tranche C pursuant to Section 2 hereof, then Purchaser may elect by written notice to Obligor, and Obligor covenants and agrees to perform all acts required of it to accomplish the ends of such election, either (i) to have the Initial Advance repaid in full to Purchaser within sixty (60) days of such notice, together with interest thereon accruing from the date of the Initial Advance to the date paid at the Imputed Rate, or (ii) to convert the Initial Advance into the number of shares of Series A Preferred Stock equal to 1.6% of the Number of Fully-Diluted Shares Outstanding (after giving effect to conversion of the Advance), such percentage to be calculated on the date of the giving of such notice by Obligor, which shares Obligor hereby agrees to issue in such name or names as Purchaser shall designate and which shares shall constitute "Conversion Stock" for purposes of the Transaction Documents, and in either circumstance to have the Remaining Advance repaid in full to the Purchaser within one hundred and eighty (180) days of such notice, together with interest thereon accruing from the date of the Remaining Advance to the date paid at the Imputed Rate. The provisions of this
Section 17 shall survive termination of this Agreement.

SECTION 18 MISCELLANEOUS.

         18.1 Amendment and Waiver. No amendment or waiver of any Transaction Document shall be effective unless in writing and signed by Purchaser and the Majority Holders, and except that without the specific prior written consent of the Holder directly affected thereby, no such amendment or waiver shall reduce the principal of, or the rate of interest on, any of the Debentures of any Holder, or extend the time of payment of the principal of or interest on any Debenture of such Holder. Any such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Neither any failure nor any delay on the part of Purchaser or any Holder in exercising any right, power or privilege under any Transaction Document shall operate as a waiver. Except as otherwise provided in any Transaction Document, no notice to or demand on any Person shall entitle such Person to any other or further notice or demand. Notwithstanding any other provision contained in this Agreement to the contrary, Debentures which at any time are held by Obligor, Arete or any Affiliate of Obligor or Arete (other than Purchaser if at any time it shall become an Affiliate of Obligor or Arete) shall be deemed not to be outstanding for purposes of any vote, consent, approval, waiver or other action required or permitted to be taken by Holders under the provisions of this Agreement, and neither Obligor, Arete nor an Affiliate of either of them shall be entitled to exercise any right as a Holder with respect to any such vote, consent, approval or waiver or to take or participate in taking any such action at any time.

         18.2 Expenses. Each of the parties shall pay their own expenses incurred by them of performance and administration connection with the preparation, negotiation, execution, delivery the Transaction Documents, except as otherwise agreed.

         18.3 Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by or on behalf of any party to any Transaction Document shall survive the execution and delivery of such Transaction Document and shall continue in effect as long as any Holder may purchase any Debentures hereunder or any Debenture or Conversion Stock is outstanding, and be deemed to be material and to have been relied upon by Arete, Obligor and each Holder, regardless of any investigation made by Purchaser or such Holder or on its behalf.

         18.4 Successors and Assigns. The Transaction Documents shall be binding upon and inure to the benefit of Obligor, Purchaser and the Holders, and their respective permitted successors and permitted assigns; provided, however, that (i) neither Arete nor Obligor shall have the right to assign its rights hereunder or any interest herein or to delegate any of its duties hereunder without the prior written consent of Purchaser and the Majority Holders and (ii) Purchaser may not assign its rights to any Person which is a direct or indirect competitor of Obligor without Obligor's prior written consent. No assignment hereunder shall in any respect relieve or release any obligation of Arete or Obligor or Purchaser hereunder. Each Holder (the "Assignor") may at any time sell, assign, mortgage or encumber (each an "Assignee") all or any part of its interests in any Debentures or any Transaction Document, and each such Assignee shall assume the obligations of the Assignor hereunder and thereunder, to the extent provided in such assignment, and to the extent of such assumption the Assignor shall be released from its obligations hereunder and thereunder. Upon execution and delivery of such an instrument, such Assignee shall be a party to this Agreement and shall have the rights and obligations of a Holder to the extent of such assignment.

         18.5 Administrative Agent. Whenever outstanding Debentures and Conversion Stock shall be held by more than one Holder, the Majority Holders may at their option and upon written notice to Obligor designate a particular Person to act as administrative agent on their behalf and direct that any or all notices, and other documents or information to be sent or given to or by the Holders under any Transaction Document be given to or by such administrative agent on their behalf, and may further direct that, upon the written direction of the Majority Holders, such administrative agent may take any action on behalf of the Holders which the Majority Holders would be entitled to take under the provisions of the Transaction Documents and Obligor shall be conclusively entitled to rely for all purposes on the instructions of such administrative agent.

         18.6 Notices. All notices hereunder shall be in writing and shall be conclusively deemed to have been received and shall be effective (i) on the next business day after delivery if delivered personally or transmitted by telecopier and confirmed by mail, or (ii) one (1) business day after the date on which the same is delivered to an internationally recognized overnight courier service, and shall be addressed:

                (iii) in the case of Obligor, to:

                Biometric Identification, Inc.
                5000 Van Nuys Boulevard, Suite 300
                Sherman Oaks, California 91413
                         Attention: President
                                Telecopy: 818/501-7163;
                                Telephone: 818/501-2880

                (iv) in the case of Arete, to:

                Arete Associates
                5000 Van Nuys Boulevard, Suite 400
                Sherman Oaks, California 91431
                         Attention: President
                                Telecopy: 818/501-2905
                                Telephone: 818/501-2880

                with, in the case of each of (iii) and (iv), a copy to:

                Citron & Deutsch
                10866 Wilshire Boulevard, Suite 970
                Los Angeles, California 90024
                         Attention: David R. Deutsch; Esq.
                                Telecopy: 310/475-1368
                                Telephone: 310/475-0321

                (v) in the case of Purchaser, to:

                Sonoma Resource Corp.
                # 1940, 400 Burrard Street
                P.O. Box 31
                Vancouver, British Columbia V6C 3A6
                CANADA
                         Attention: Chairman of the Board
                                Telecopy: 604/687-4144 or 800/763-3255
                                Telephone: 604/669-7678

                With a copy to:

                Paul, Hastings, Janofsky & Walker LLP
                Twenty-Third Floor
                555 South Flower Street
                Los Angeles, California 90071-2371
                         Attention: Roxanne E. Christ, Esq.
                                Telecopy: 213/627-0705
                                Telephone: 213/683-6270

                and

                Campney & Murphy
                21100 - 1111 West Georgia Street
                Vancouver, British Columbia V7X 1K9
                CANADA
                         Attention: David J. Raffa, Esq.
                                Telecopier: 604/688-0829
                                Telephone: 604/688-8022

                (vi) in the case of any other Holder, to such Holder at such address and telecopy number and to the attention of such Person as such Holder shall specify in writing to the parties; or in any of the foregoing cases, at such other address and/or telecopy number and/or to the attention of such other Person as any of such Persons shall have advised the others by notice in the manner herein specified.

         18.7 Certain Acknowledgments. Arete and Purchaser acknowledge and agree that the issuance of any Capital Stock pursuant to the Stock Incentive Plan will and shall dilute Arete's and Purchaser's equity interest in Obligor on a pro rata basis with all other Holders.

         18.8 Public Announcements. Arete, Obligor and Purchaser agree that neither will issue any press release or make any other public announcement, with regard to the Transactions without the prior approval of Obligor, Arete and Purchaser and the Majority Holders unless otherwise required by law and except by Purchaser in connection with the offering of securities of Purchaser in connection with which Purchaser shall afford Obligor (and Arete, if mentioned in the press release) twenty-four (24) hours to comment on its press release and consider Obligor's (and Arete's, as the case may be) comments in good faith.

         18.9 No Fiduciary Relationship. Purchaser shall not, and no Holder shall, by reason of its purchase or holding of Debentures pursuant to this Agreement, be deemed to have any fiduciary or other special relationship with Obligor or Arete. No provision of any Transaction Document or any of the other document executed and delivered in connection herewith shall be construed to create a fiduciary duty on the part of Purchaser or any Holder or any trustee or agent therefor in favor of Obligor, Arete or their respective Affiliates, or any of their respective directors, officers, employees, agents, stockholders or creditors.

         18.10 Integration and Severability. This Agreement (including the schedules and exhibits thereto), together with the other Transaction Documents embodies the entire agreement and understanding between Purchaser, the Holders, Arete and Obligor, and supersedes all prior agreements and understandings, relating to the subject matter hereof. In case any one or more of the provisions contained in any Transaction Document or other agreement, instrument or document executed in connection therewith, shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired and the invalid, illegal or unenforceable provisions shall be enforced to the greatest extent legally permissible.

         18.11 Counterparts. Each Transaction Document may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same instrument.

         18.12 GOVERNING LAW. EACH TRANSACTION DOCUMENT SHALL BE GOVERNED BY
AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF CALIFORNIA WITHOUT REGARD TO THE CONFLICTS OF LAWS RULES OF CALIFORNIA.

         IN WITNESS WHEREOF, Obligor, Arete and Purchaser have caused this Agreement to be executed by their duly authorized officers as of the date first written above.

                  OBLIGOR:

                  BIOMETRIC IDENTIFICATION, INC.,
                  a California Corporation

                  By: /s/ Robert M. Kamm
                      ------------------------------------
                      Robert M. Kamm, President


                  ARETE:


                  ARETE ASSOCIATES
                  a California corporation

                  By: /s/ Stephen C. Lubard
                      ------------------------------------
                      Stephen C. Lubard, President


                  PURCHASER:

                  SONOMA RESOURCE CORP.
                  a British Columbia corporation

                  By: /s/ Patrick W. McCleery
                      ------------------------------------
                      Patrick W. McCleery, Director